EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF

NOVEMBER 2, 2017

BY AND AMONG

FREESTONE RESOURCES, INC.,

FREESTONE DYNAMIS ACQUISITION, LLC,

AND

DYNAMIS ENERGY, LLC

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  Page

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

2

Section 1.1

Defined Terms

2

Section 1.2

Rules of Construction

13

ARTICLE II

MERGER

13

Section 2.1

The Merger

13

Section 2.2

Effect on Warrants and Units

14

Section 2.3

Exchange Procedures

15

Section 2.4

Certificate of Organization and Operating Agreement

17

Section 2.5

Closing

17

Section 2.6

Closing Deliveries

17

Section 2.7

Certificates Not Surrendered

20

Section 2.8

Withholding Rights

20

Section 2.9

Tax Treatment

20

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

20

Section 3.1

Organization, Existence and Good Standing

20

Section 3.2

Power and Authority, Authorization and Execution

21

Section 3.3

Enforceability

21

Section 3.4

Consents; Non-contravention

21

Section 3.5

Capitalization; Title to Units; Subsidiaries

21

Section 3.6

Company Financial Statements

22

Section 3.7

Title and Condition of Tangible Assets

22

Section 3.8

Insurance

22

Section 3.9

Taxes

23

Section 3.10

Conduct of Business

24

Section 3.11

Contracts

25

Section 3.12

Permits

26

Section 3.13

Compliance with Laws and Orders

26

Section 3.14

Proceedings and Orders

26

Section 3.15

Real Property

26

Section 3.16

Environmental Matters

26

i

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(continued)

Page

Section 3.17

Intellectual Property

27

Section 3.18

Employee Benefits

27

Section 3.19

Employee Relations

28

Section 3.20

Related Parties Transactions

28

Section 3.21

Brokers

28

Section 3.22

Undisclosed Liabilities; Off-Balance Sheet Arrangements

28

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB       29

Section 4.1

Organization, Existence and Good Standing

29

Section 4.2

Power and Authority

29

Section 4.3

Enforceability

30

Section 4.4

Consents; Non-contravention

30

Section 4.5

Capitalization; Title to Purchaser’s Stock; Subsidiaries

30

Section 4.6

Purchaser Financial Statements

31

Section 4.7

Title and Condition of Tangible Assets

31

Section 4.8

Insurance

31

Section 4.9

Taxes

32

Section 4.10

Conduct of Business

33

Section 4.11

Contracts

34

Section 4.12

Permits

35

Section 4.13

Compliance with Laws and Orders

35

Section 4.14

Proceedings and Orders

35

Section 4.15

Real Property

35

Section 4.16

Environmental Matters

36

Section 4.17

Intellectual Property

36

Section 4.18

Employee Benefits

36

Section 4.19

Employee Relations

37

Section 4.20

Related Person Transactions

37

Section 4.21

Brokers

37

Section 4.22

Investment Representation

37

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(continued)

Page

Section 4.23

WARN Act

38

Section 4.24

SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements       38

ARTICLE V

COVENANTS

40

Section 5.1

Reasonable Access and Ongoing Due Diligence

40

Section 5.2

Third-Party Consents

41

Section 5.3

Operation of the Businesses

41

Section 5.4

Actions Outside the Ordinary Course

44

Section 5.5

Exclusivity

45

Section 5.6

Company Disclosure Schedule

45

Section 5.7

Purchaser Disclosure Schedule

46

Section 5.8

Confidentiality Agreement

46

Section 5.9

Lockup Agreements

47

Section 5.10

Transfer of Permits

47

Section 5.11

Officers’ and Directors’ Liability

47

Section 5.12

Letters of Credit

48

Section 5.13

Independent Investigation

49

Section 5.14

Governmental Consents

49

Section 5.15

Preparation of Proxy Statement and Registrations Statements on Form S-4       50

Section 5.16

Purchaser Stockholder Approval

52

Section 5.17

Rights Offering

52

Section 5.18

Pre-Closing Covenants

52

Section 5.19

Further Assurances

52

Section 5.20

Limitation on Company Warranties

52

Section 5.21

Limitation on Purchaser Warranties

53

Section 5.22

Non-Recourse

54

Section 5.23

Post-Closing Insurance

54

Section 5.24

Purchaser’s Board of Directors Immediately Post-Closing

55

ARTICLE VI

CONDITIONS TO CLOSING

55

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(continued)

Page

Section 6.1

Conditions to the Company’s Obligations

55

Section 6.2

Conditions to the Purchaser’s and Merger Sub’s Obligations

56

Section 6.3

Joint Conditions to the Parties’ Obligations

56

ARTICLE VII

TAX MATTERS

57

Section 7.1

Preparation and Filing of Tax Returns

57

Section 7.2

Refunds

57

Section 7.3

Control of Audit or Tax Litigation

57

Section 7.4

Transfer Taxes

57

Section 7.5

Cooperation

57

ARTICLE VIII

TERMINATION

57

Section 8.1

General

57

Section 8.2

Right to Terminate

58

Section 8.3

Remedies Upon Termination

58

Section 8.4

Certain Other Effects of Termination

59

ARTICLE IX

MISCELLANEOUS

59

Section 9.1

Transaction Expenses

59

Section 9.2

Publicity

59

Section 9.3

Notices

60

Section 9.4

Entire Agreement; Amendments

61

Section 9.5

Non-Waiver

61

Section 9.6

Counterparts

61

Section 9.7

Delivery by Electronic Transmission

61

Section 9.8

Severability

62

Section 9.9

Applicable Law

62

Section 9.10

Third-Party Beneficiaries

62

Section 9.11

Binding Effect; Benefit

62

Section 9.12

Assignment

62

Section 9.13

Waiver of Trial by Jury

62

Section 9.14

Consent to Jurisdiction

62

Section 9.15

Governmental Reporting

63

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(continued)

Page

Company Disclosure Schedule

Purchaser Disclosure Schedule

Schedule 2.2(c)

—

Exchange Rate

Schedule 2.2(d)

—

Exchange Rate Adjustment Mechanics

Schedule 2.6(a)(x)

—

Noncompetition Agreements

Schedule 5.2(a)

—

Material Company Consents

Schedule 5.2(b)

—

Material Purchaser Consents

Exhibit A

—

Purchaser’s Equity Incentive Plan

Exhibit B

—

Statement of Merger

Exhibit C

—

Surviving Company Certificate of Organization

Exhibit D

—

Surviving Company Operating Agreement

Exhibit E

—

Surviving Company Officers

v

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 2, 2017 by and among Freestone Resources, Inc., a Nevada corporation, (“Purchaser”), Freestone Dynamis Acquisition, LLC, an Idaho limited liability company and a wholly owned Subsidiary of Purchaser (“Merger Sub”), and Dynamis Energy, LLC, an Idaho limited liability company (the “Company”).  Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in Article I.  Purchaser, Merger Sub, and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the transactions contemplated hereby (the “Transactions”), including the merger of Merger Sub with and into Company (the “Merger”), and the transactions contemplated by the other Transaction Documents (the “Other Transactions”), are permitted under the Idaho Model Entity Transactions Act (the “IMETA”), the Idaho Uniform Limited Liability Company Act (Idaho Code Section 30-6-101 et seq.) and Idaho Uniform Limited Liability Company Act (Idaho Code Section 30-25-101 et seq.) (each separately or collectively, as appropriate, referred to herein as “IULLCA”), the Nevada Corporations Code (the “NCC”), applicable federal and state securities laws, and any other Law.

WHEREAS, Purchaser is a public company that has securities registered with the US Securities and Exchange Commission (the “SEC”) and is subject to periodic reporting and other requirements set out in the US Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any additional reporting or other requirements imposed by the American or international public securities exchanges (if any) on which Purchaser’s securities are listed (collectively, “Purchaser’s Reporting Requirements”).

WHEREAS, the board of directors of Purchaser (the “Purchaser’s Board”) and Purchaser, as the sole member and manager of Merger Sub (“Sole Member and Manager of Merger Sub”) each has unanimously, and in accordance with any applicable Governing Documents and the Law, (i) declared that the Transactions, including the Merger, the Other Transactions, and the Transaction Documents are advisable and fair to, and in the best interests of, respectively, Purchaser and Merger Sub; (ii) approved and authorized the Transactions, including the Merger, and the Other Transactions on the terms and subject to the conditions set forth in the Transaction Documents; (iii) approved the execution, delivery, and performance of this Agreement and the other Transaction Documents, and (iv) recommended that the Purchaser’s Stockholder approve and adopt the Transactions, including the Merger, and Other Transactions set forth in the Transaction Documents in accordance with the Purchaser’s Articles of Incorporation and the Law.

WHEREAS, the board of managers of Company (the “Company Board”) has unanimously (i) declared that the Transactions, including the Merger, the Other Transactions, and the Transaction Documents are advisable and fair to, and in the best interests of, Company and the current members of Company (the “Company Members”); (ii) approved and authorized the Transactions, including the Merger, the Other Transactions, and the Transaction Documents, on the terms and subject to the conditions set forth in the Transaction Documents; and

(iii) recommended that the members of the Company approve and adopt the Transactions, including the Merger, and Other Transactions set forth in the Transaction Documents in accordance with the Operating Agreement and the Law.

WHEREAS, Purchaser, as Sole Member and Manager of Merger Sub, has adopted this Agreement pursuant to a written consent conditioned upon the execution of this Agreement by Merger Sub (the “Merger Sub Consent”).

WHEREAS, at or before one week prior to the Effective Time, Purchaser will present a rights offering to Purchaser’s existing stockholders (“Purchaser’s Stockholders”), which will provide each of Purchaser’s Stockholders the right, but not the obligation, to purchase additional shares of Purchaser’s common stock (“Purchaser’s Stock”) in an amount up to fifty percent (50%) of the number of each Purchaser’s Stockholders’ existing shares of the Purchaser Stock at a price of $0.055 per share (the “Purchaser’s Rights Offering”).

WHEREAS, the Transactions, including the Merger, are intended to constitute a nontaxable exchange pursuant to Section 351 of the Code.

WHEREAS, the qualification of the Transactions, including the Merger, as a nontaxable exchange pursuant to Section 351 of the Code requires, among other things, that the Company Members, together with the Purchaser’s Stockholders who participate in the Purchaser’s Rights Offering (the “Participating Stockholders”), collectively hold at least eighty percent (80%) of the shares of Purchaser’s Stock (other than shares of Purchaser’s Stock subject to vesting restrictions) upon the completion of Purchaser’s Rights Offering.

WHEREAS, Purchaser’s Board has adopted an equity incentive plan in the form of Exhibit A attached hereto, and will recommend that Purchaser’s Stockholders approve the plan in accordance with Purchaser’s Articles of Incorporation and applicable Law, and which is to become effective immediately after the Effective Time (“Purchaser’s Equity Incentive Plan”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms.  The following terms, as used herein, have the following meanings:

“Acquisition Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Purchaser or any proposal or offer, in each case that would result in the acquisition in any manner of more than fifteen percent (15%) of the voting power in, or more than fifteen percent (15%) of the fair market value of the business, assets or deposits of, Purchaser, other than the transactions contemplated by this Agreement.

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“Affiliate” means, with respect to any Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such Person, including, in the case of any Person who is an individual, his or her spouse or domestic partner, any of his or her descendants (lineal or adopted) or ancestors, and any of their respective spouses or domestic partners.

“Agreement” is defined in the Preamble.

“Amendment to the Articles” is defined in Section 5.15(a).

“Amendment Proposal” is defined in Section 5.15(a).

“Annual Company Financial Statements” is defined in Section 3.6.

“Antitrust Laws” means the United States Sherman Antitrust Act of 1890, the United States Clayton Act of 1914, the HSR Act, the United States Federal Trade Commission Act of 1914, and all other Laws, including foreign merger control Laws, issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Audited Annual Purchaser Financial Statements” is defined in Section 4.6.

“Business Day” means a day on which banks are open for business in Dallas, Texas, Boise, Idaho, and New York, New York, but does not include any day that is a Saturday, Sunday or a statutory holiday in the State of Texas, State of Idaho, or the State of New York.

“Class A Units” has the meaning of “Class A Membership Units” as defined in Exhibit A to the Operating Agreement.

“Class B Units” has the meaning of “Class B Membership Units” as defined in Exhibit A to the Operating Agreement.

“Closing” is defined in Section 2.5.

“Closing Date” is defined in Section 2.5.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” is defined in the Preamble.

“Company Benefit Plan” means any material employee benefit plan, program or arrangement (including any material “employee benefit plan,” as defined in Section 3(3) of ERISA) sponsored or contributed to by a Target Company for the benefit of any current or former employee, officer or director of a Target Company; provided, however, that the term “Company Benefit Plan” will not include any employee benefit plan, program or arrangement that is mandated or maintained by a Governmental Authority.

“Company Board” is defined in the Recitals.

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“Company Data Room” means the virtual data room entitled “Freestone Merger Due Diligence.”

“Company Disclosure Schedule” is defined in Section 5.6(a).

“Company Extra-Contractual Statement” is defined in Section 5.20.

“Company Financial Statements” means the Annual Company Financial Statements or the Interim Company Financial Statements.

“Company Intellectual Property Licenses” means all agreements between any Target Company, on the one hand, and any other Person, on the other hand, granting any right to use or practice any rights under any of the Intellectual Property owned either by such Target Company or by any other Person, including licenses and leases of Software (including “shrink-wrap” and similar generally-available commercial binary code end-user licenses).

“Company Invested Capital” means the aggregate proceeds received by the Company as a result of the sale and issuance of Equity Interests in the Company between January 1, 2017 and Closing.

“Company Leased Real Property” is defined in Section 3.15.

“Company Leases” is defined in Section 3.15.

“Company Liens” means all legally binding options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, transfer restrictions, liens, mortgages, deeds of trust, security interests, indentures and other encumbrances of every kind and nature whatsoever against a Target Company.

“Company Lockup Agreements” is defined in Section 2.6(b)(vii).

“Company Material Adverse Effect” means any event, effect, circumstance, change, occurrence, fact or development that, individually or in the aggregate with other such events, effects, circumstances, changes, occurrences, facts or developments, is materially adverse to the business, operations or financial condition of the Company or a Target Company, on a long-term basis or the consummation of the Transactions, in each case taken as a whole.

“Company Material Contract” is defined in Section 3.11.

“Company Members” is defined in the Recitals.

“Company Outside Board Member” is defined in Exhibit A to the Operating Agreement.

“Company Related Party” means any of the present and former directors, managers, officers, members, equityholders or partners of any Target Company.

“Company’s Knowledge” means the actual knowledge of the following Persons or the knowledge that any such Person would reasonably be expected to have if any such Person had undertaken a reasonable investigation of the fact, matter, or circumstance in question: W. Kevin McNulty, Don Kerr, and Robert “Jack” Abbot.

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“Confidentiality Agreement” is defined in Section 5.8.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of securities, by contract or otherwise.

“Convertible Note” means any promissory note issued by the Company pursuant to which any portion of the principal or interest of which may be converted into Units of the Company.

“Crawford Tire Recycling Facility” means C.C. Crawford Retreading Company, Inc. d/b/a Complete Tire Recovery, a Texas corporation wholly owned by Purchaser.

“EBITDA” means, with respect to any testing period, an amount equal to the sum of: (a) consolidated net income for such period; plus (b) the amount of interest expense for such period; plus (c) the amount of income Tax expense for such period; plus (d) the amount of depreciation expense for such period; plus (e) the amount of amortization expense for such period.

“EDGAR” is defined in Section 4.24(a).

“Effective Time” is defined in Section 2.1.

“Enforceability Exceptions” is defined in Section 3.3.

“Environmental Laws” means all Laws and Orders that in each case pertain to environmental matters or contamination of the environment.

“Environmental Permits” means all Permits issued under or pursuant to Environmental Laws.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests (including profits interest) or other partnership/limited liability company interests, and (c) any other direct equity ownership or participation in a Person.

“Equityholder” means a Company Member and/or a Warrantholder.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“Exchange Act” is defined in the Recitals.

“Exchange Agent” is defined in Section 2.3(a).

“Exchange Agent Agreement” is defined in Section 2.3(a).

“Exchange Fund” is defined in Section 2.3(a).

“Exchange Rate” is defined in Section 2.2(c).

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“Forward-Looking Statements” is defined in Section 5.13.

“Free Cash Flow” means (a) EBITDA; minus (b) capital expenditures; minus (c) capitalized program development costs and other assets, as determined over the most recent 12-month period.  The calculation of Free Cash Flow shall be further adjusted for unbudgeted capital expenditures approved by Purchaser’s Board and for non-capitalizable transaction expenses for unbudgeted or unplanned transactions and to exclude earnings and losses from unbudgeted newly acquired businesses.  Purchaser’s Board shall determine the amount of Free Cash Flow for any applicable period in its sole and absolute discretion.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, as consistently applied.

“Governing Documents” means the agreements and instruments by which any Person (other than an individual) establishes its legal existence or governs its internal affairs.  For example, (a) the Governing Documents of a corporation include its certificate or articles of incorporation and bylaws, (b) the Governing Documents of a limited partnership include its certificate or articles of limited partnership and its limited partnership agreement, and (c) the Governing Documents of a limited liability company include its certificate or articles of formation and, if applicable, its limited liability company operating agreement.

“Governmental Authority” means any nation, any state, any province or any municipal or other political subdivision thereof, and any agency, commission, department, board, bureau, official, minister, tribunal or court, whether national, state, provincial, local, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state, province or any municipal or other political subdivision thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Idaho Secretary of State” is defined in Section 2.1.

“IMETA” is defined in the Recitals.

“Indebtedness” means the aggregate principal amount of, and accrued interest, prepayment penalties and outstanding fees with respect to, all indebtedness for borrowed money of any Person (excluding any capitalized leases).

“Indemnified Employee” is defined in Section 5.11.

“Intellectual Property” means (a) all patents, inventions, trade secrets, utility, models and industrial design registrations and applications (including any continuations, divisionals, continuations-in-part, provisionals, renewals, reissues, re-examinations and applications for any of the foregoing); (b) all trademarks, service marks, trade names, slogans, logos, trade dress, Internet domain names, web sites and similar designations of source or origin, in each case together with all goodwill, registrations and applications for registration related to any of the foregoing; (c) all copyrights and copyrightable subject matter (including any registration and applications for any of the foregoing); and (d) all trade secrets and other confidential information, know-how, proprietary processes, formula, algorithms, models and methodologies.

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“Interim Company Financial Statements” is defined in Section 2.6(b)(xi).

“Interim Purchaser Financial Statements” is defined in Section 4.6.

“IRS” means the United States Internal Revenue Service.

“IULLCA” is defined in the Recitals.

“Law” means any applicable law, statute, ordinance, regulation, rule, code, treaty or other requirement having the force of law of any Governmental Authority.

“Lost Certificate Affidavit” is defined in Section 2.3(b).

“Majority of Company Voting Members” is defined in Exhibit A to the Operating Agreement.

“Material Company Consents” is defined in Section 5.2(a).

“Material Purchaser Consents” is defined in Section 5.2(b).

“Merger” is defined in the Recitals.

“Merger Registration Statement” is defined in Section 5.15(a).

“Merger Sub” is defined in the Preamble.

“Merger Sub Consent” is defined in the Recitals.

“NCC” is defined in the Recitals.

“Noteholder” means any holder of a Convertible Note.

“Operating Agreement” means that Seconded Amended and Restated Operating Agreement of Company, effective May 30, 2014.

“Order” means any applicable order, writ, injunction or decree of any Governmental Authority, arbitrator or mediator and any settlement agreement or compliance agreement entered into in connection with any Proceeding.

“Other Transactions” is defined in the Recitals.

“Participating Stockholders” is defined in the Recitals.

“Party” and “Parties” is defined in the Preamble.

“Permits” means all licenses, permits, registrations and approvals of any Governmental Authority.

“Permitted Company Liens” means, collectively: (a) Company Liens set forth in Section 1.1 of the Company Disclosure Schedule with respect to any Target Company or noted in the Company Financial Statements; (b) Company Liens for Taxes, assessments, and other

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governmental charges that are not yet due and payable, that may thereafter be paid without penalty, or the validity of which is being contested in good faith; (c) Company Liens arising under original purchase price conditional sales contracts and equipment leases with third parties; (d) Company Liens arising from easements, covenants, conditions, and restrictions of record; (e) Company Liens arising from easements, covenants, conditions, and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the business of the Target Companies, taken as a whole; (f) Company Liens arising from zoning or other governmentally established restrictions or encumbrances; (g) Company Liens arising from pledges or deposits to secure Company’s or any Target Company’s obligations under workers or unemployment compensation Laws or similar Laws or to secure public or statutory obligations; (h) Company Liens arising from mechanic’s, materialman’s, supplier’s, vendor’s or similar Company Liens arising or incurred in the ordinary course of business securing amounts that are not overdue for a period of more than ninety (90) days or the validity of which is being contested in good faith; (i) Company Liens arising from railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs; (j) Company Liens arising from other imperfections of title, licenses, or encumbrances, if any, that do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of the Company Liens, taken as a whole, as presently conducted; (k) Company Liens arising in respect of the Units, any restrictions (whether on the transferability thereof or otherwise) imposed pursuant to securities Laws; and (l) performance bonds, letters of credit or similar arrangements securing any Target Company’s performance of contractual obligations.

“Permitted Purchaser Liens” means, collectively: (a) Purchaser Liens set forth in Section 1.1 of the Purchaser Disclosure Schedule with respect to any Purchaser Company or noted in the Purchaser Financial Statements; (b) Purchaser Liens for Taxes, assessments, and other governmental charges that are not yet due and payable, that may thereafter be paid without penalty, or the validity of which is being contested in good faith; (c) Purchaser Liens arising under original purchase price conditional sales contracts and equipment leases with third parties; (d) Purchaser Liens arising from easements, covenants, conditions, and restrictions of record; (e) Purchaser Liens arising from easements, covenants, conditions, and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the business of the Purchaser Companies, taken as a whole; (f) Purchaser Liens arising from zoning or other governmentally established restrictions or encumbrances; (g) Purchaser Liens arising from pledges or deposits to secure Purchaser’s or any Purchaser Company’s obligations under workers or unemployment compensation Laws or similar Laws or to secure public or statutory obligations; (h) Purchaser Liens arising from mechanic’s, materialman’s, supplier’s, vendor’s or similar Purchaser Liens arising or incurred in the ordinary course of business securing amounts that are not overdue for a period of more than ninety (90) days or the validity of which is being contested in good faith; (i) Purchaser Liens arising from railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs; (j) Purchaser Liens arising from other imperfections of title, licenses, or encumbrances, if any, that do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business of the Purchaser Companies, taken as a whole,

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as presently conducted; and (k) performance bonds, letters of credit or similar arrangements securing any Purchaser Company’s performance of contractual obligations.

“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not a legal entity, or any Governmental Authority.

“Pre-Closing Period” is defined in Section 5.1.

“Pre-Closing Tax Period” means any Tax period that ends on or prior to the Closing Date.

“Proceeding” means any audit, litigation (in Law or in equity), arbitration, mediation, action, lawsuit, proceeding, complaint, charge, claim, demand, hearing, inquiry, investigation or like matter before or by any Governmental Authority, whether administrative, judicial or arbitration in nature.

“Proxy Materials” is defined in Section 5.15(g).

“Proxy Statement” is defined in Section 5.15(a).

“Purchaser” is defined in the Preamble.

“Purchaser Balance Sheet” is defined in Section 4.24(e).

“Purchaser Benefit Plan” means any material employee benefit plan, program or arrangement (including any material “employee benefit plan,” as defined in Section 3(3) of ERISA) sponsored or contributed to by a Purchaser Company for the benefit of any current or former employee, officer or director of a Purchaser Company; provided, however, that the term “Purchaser Benefit Plan” will not include any employee benefit plan, program or arrangement that is mandated or maintained by a Governmental Authority.

“Purchaser Company” means Purchaser or any of its Subsidiaries, and “Purchaser Companies” means, collectively, Purchaser and each of its Subsidiaries.

“Purchaser Data Room” means the virtual data room entitled “Freestone Due Diligence” hosted by Dropbox.com.

“Purchaser Disclosure Schedule” is defined in Section 5.7(a).

“Purchaser Extra-Contractual Statement” is defined in Section 5.21.

“Purchaser Financial Statements” is defined in Section 4.6.

“Purchaser Intellectual Property Licenses” means all agreements between any Purchaser Company, on the one hand, and any other Person, on the other hand, granting any right to use or practice any rights under any of the Intellectual Property owned either by such Purchaser Company or by any other Person, including licenses and leases of Software (including “shrink-wrap” and similar generally-available commercial binary code end-user licenses).

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“Purchaser Invested Capital” means the aggregate proceeds received by the Purchaser as a result of the sale and issuance of Equity Interests in the Purchaser between January 1, 2017 and the Closing; provided, however, that any proceeds received pursuant to the Purchaser’s Rights Offering shall not be treated as Purchaser Invested Capital.

“Purchaser Financial Statements” is defined in Section 4.6.

“Purchaser Leased Real Property” is defined in Section 4.15.

“Purchaser Leases” is defined in Section 4.15.

“Purchaser Liens” means all legally binding options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, transfer restrictions, liens, mortgages, deeds of trust, security interests, indentures and other encumbrances of every kind and nature whatsoever against a Purchaser Company.

“Purchaser Lockup Agreements” is defined in Section 2.6(a)(xi).

“Purchaser Material Adverse Effect” means any event, effect, circumstance, change, occurrence, fact or development that, individually or in the aggregate with other such events, effects, circumstances, changes, occurrences, facts or developments, is materially adverse to the business, operations or financial condition of the Purchaser or a Purchaser Company, on a long-term basis or the consummation of the Transactions, in each case taken as a whole.

“Purchaser Material Contract” is defined in Section 4.11.

“Purchaser Stockholder Meeting” is defined in Section 5.15(a).

“Purchaser’s Board” is defined in the Recitals.

“Purchaser’s Equity Incentive Plan” is defined in the Recitals.

“Purchaser’s Knowledge” means the actual knowledge of the following Persons or the knowledge that any such Person would reasonably be expected to have if any such Person had undertaken a reasonable investigation of the fact, matter, or circumstance in question: Michael McGhan, Don Edwards, Paul Babb, and Jason Bailey.

“Purchaser’s Reporting Requirements” is defined in the Recitals.

“Purchaser’s Restricted Stock” means shares of Purchaser’s Stock that are subject to the following vesting conditions: (a) the Purchaser Companies (as determined on a post-Merger basis, which for the avoidance of doubt shall include the Target Companies) as determined on a consolidated basis in accordance with GAAP achieve an EBITDA of at least $6,000,000 during any fiscal year of Purchaser and (b) on or after the occurrence of the vesting condition listed in (a) above, Purchaser achieves Free Cash Flow sufficient to be able to pay any principal and interest on any outstanding debt obligations, any preferred dividends and distributions, and any state or federal income, employment or withholding taxes (including any employment and withholding taxes on the vested shares of Purchaser’s Restricted Stock), in each case that are then-currently due or expected to be due within the following 12 months.  The amount vested

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will be consistent with Free Cash Flow that would remain after making such payments, and, if all of the shares of Purchaser’s Restricted Stock do not vest as a result, then the shares of Purchaser’s Restricted Stock shall vest on a pro-rata basis and additional vesting shall occur, based on the same standard, as Purchaser obtains additional Free Cash Flow.  Holders of shares of Purchaser’s Restricted Stock shall be entitled to vote those shares regardless of whether they are vested, but shall not be entitled to any dividends or other distributions, if any, with respect to those shares until vested.

“Purchaser’s Rights Offering” is defined in the Recitals.

“Purchaser’s SEC Documents” is defined in Section 4.24(a).

“Purchaser’s Stock” is defined in the Recitals.

“Purchaser’s Stockholders” is defined in the Recitals.

“Registration Statement Effective Date” is defined in Section 5.15(e).

“Registration Statements” is defined in Section 5.15(b).

“Releasors” is defined in Section 5.11.

“Rights Offering Registration Statement” is defined in Section 5.15(b).

“Sarbanes-Oxley Act” is defined in Section 4.24(a).

“SEC” is defined in the Recitals.

“Securities Act” is defined in Section 4.22.

“Software” means all computer programs (including any and all software implementation of algorithms, models and methodologies whether in source code or object code), databases and computations (including any data and collections of data), documentation (including user manuals and training materials) relating to any of the foregoing and the content and information contained in any web sites.

“Sole Member and Manager of Merger Sub” is defined in the Recitals.

“Statement of Merger” is defined in Section 2.1.

“Stockholder Meeting Notice” is defined in Section 5.16.

“Straddle Period” means any Tax period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other

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Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the membership, partnership or other similar equity interests thereof is at the time held or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of subpart (b) above, a Person or Persons will be deemed to hold a majority equity interest in a business entity (other than a corporation) if such Person or Persons (i) is allocated a majority of such business entity’s gains or losses or (ii) is the managing director or general partner of such business entity.  The term “Subsidiary” includes all Subsidiaries of such Subsidiary.

“Surviving Company” is defined in Section 2.1.

“Target Company” means Company or any of its Subsidiaries, and “Target Companies” means, collectively, Company and each of its Subsidiaries.

“Tax Returns” means, collectively, all returns, declarations, reports, statements and other documents filed or required to be filed with a Governmental Authority by any Target Company in respect of any Taxes, including any amendments thereto.

“Taxes” means, collectively, all federal, state, provincial, local, foreign and other income, corporation, capital gains, excise, gross receipts, ad valorem, sales, goods and services, harmonized sales, use, employment, franchise, profits, gains, property, transfer, payroll, social security contributions, intangibles and other taxes, fees, stamp taxes, duties, charges, levies and assessments in the nature of taxes of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

“Termination Fee” is defined in Section 8.3(a).

“Transaction Documents” means this Agreement, the Exchange Agent Agreement, and all other agreements, certificates, instruments and documents to be executed or delivered by one or more of the Parties in connection with the Transactions.

“Transaction Expenses” means, without duplication, all of the Purchaser Companies’ and Target Companies’ expenses, fees and charges incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and any offering or marketing materials and the consummation of the Closing or any of the other Transactions, including all attorneys’, accountants’, consultants’, professionals’, investment bankers’ and other advisors’ fees and expenses payable by any Purchaser Company or Target Company that have not been paid in full as of immediately prior to the Closing.

“Transactions” is defined in the Recitals.

“Transfer Taxes” is defined in Section 7.4.

“Unit” or “Units” means any unit or all units of the Company, including Class A Units and Class B Units.

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“Warrant” means any warrant issued by the Company to purchase Units in the Company that is exercisable immediately prior to the Effective Time or exercisable in the future.

“Warrantholder” means a holder, as of immediately prior to the Effective Time, of a Warrant.

        Section 1.2 Rules of Construction.  Any reference in this Agreement to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated thereunder, as in effect at the relevant time.  Any reference in this Agreement to any United States federal or state action, remedy, method of judicial Proceeding, legal document, legal status, court, official or any legal concept or thing will, in respect of any jurisdiction other than a federal or state jurisdiction of the United States, be deemed to include what is most nearly approximate under the Laws of such other jurisdiction.  Any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.  The headings contained herein are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All preamble, recital, article, section, paragraph, annex, exhibit and schedule references are to the preambles, recitals, articles, sections, paragraphs, annexes, exhibits and schedules of this Agreement unless otherwise specified.  All references herein to “dollars” or “$” are to United States dollars.  All references herein to any period of days will mean the relevant number of calendar days unless otherwise specified.  When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded.  If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.  All references herein to a “party” or “parties” are to a party or parties to this Agreement unless otherwise specified.  Words in the singular will be held to include the plural and vice versa.  Words of one gender will be held to include the other genders as the context requires.  The terms “hereof,” “herein,” “hereunder,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The word “or” will not be exclusive.  Any accounting term used in this Agreement will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder will be computed, unless otherwise specifically provided herein, in accordance with GAAP.  The Parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions.  The Parties further agree that the rule of construction that any ambiguities are resolved against the drafting Party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party.

ARTICLE II
MERGER

           Section 2.1 The Merger.  At the Effective Time and on the terms and subject to conditions set forth in this Agreement and the Law, Merger Sub will be merged with and into Company, the separate existence of Merger Sub will cease, and Company will continue as the

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surviving entity and as a wholly owned subsidiary of Purchaser and disregarded for federal and state tax purposes (“Surviving Company”).  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Parties will execute and file the statement of merger in the form attached hereto as Exhibit B (the “Statement of Merger”) in accordance with the requirements of the IMETA, with the office of the Idaho Secretary of State (the “Idaho Secretary of State”), whereupon Merger Sub will be merged with and into Company, which will survive the Merger, pursuant to the provisions of the IMETA.  The Parties will make all other filings, recordings or publications required by the IMETA, IULLCA, NCC or other Law in connection with the Merger.  The Merger will become effective upon the filing of the Statement of Merger with the Idaho Secretary of State pursuant to the IMETA or at such later time as will be agreed upon by the Parties and specified in the Statement of Merger (the “Effective Time”).  From and after the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the IMETA.

           Section 2.2 Effect on Warrants and Units.

(a) Subject to amendment of the Warrants as required by Section 2.6(b)(ix), the Warrants shall remain in place.

(b) As of the Effective Time, by virtue of the Merger and without any action on the part of any Party or any holder of securities of Merger Sub, each Unit of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for an equal number of Units of the Surviving Company issued and outstanding immediately prior to the Effective Time, which will be the only units of Surviving Company issued and outstanding immediately after the Effective Time.  Each unit certificate (if any) of Merger Sub evidencing ownership of units of Merger Sub will thereafter evidence ownership of such units of the Surviving Company.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of any Party, all Units will no longer be outstanding and will be canceled and retired automatically and will cease to exist, and each Company Member will cease to have any rights with respect thereto, except the right to receive his, her or its respective number of shares of Purchaser’s Stock payable in accordance with and in the manner provided by this Article II for each such Unit, and based on the class or series thereof, using the exchange rates (each an “Exchange Rate” and collectively “Exchange Rates”) as determined in accordance with Schedule 2.2(c), subject to the limitations and conditions in this Article II, and any other rights expressly provided by this Agreement:

                            (i) Each Class A Unit shall convert to exactly that number of shares of Purchaser’s Stock equal to the Exchange Rate (as determined in accordance with Schedule 2.2(c)); and

                           (ii) Each Class B Unit shall convert to exactly that number of shares of Purchaser’s Restricted Stock equal to the Exchange Rate (as determined in accordance with Schedule 2.2(c)).

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                           (iii) No fractional shares of Purchaser’s Stock shall be issued under this Section 2.2(c), and where application of the Exchange Rates results in a Company Member being entitled to a fractional share of Purchaser’s Stock, such fractional share shall be eliminated by rounding up to the next whole number for the total number of shares of Purchaser’s Stock to which such Company Member is entitled.  For the avoidance of doubt, no cash will be paid in lieu of a Company Member’s factional interest in a share of Purchaser’s Stock under this Section 2.2(c).

(d) Without limiting the other provisions of this Agreement, if immediately prior to the Effective Time, (i) the Company Invested Capital is greater than the Purchaser Invested Capital by $500,000 or more or (ii) the Purchaser Invested Capital is greater than the Company Invested Capital by $500,000 or more, the Exchange Rate shall be appropriately adjusted to reflect such change consistent with the principles set forth on Schedule 2.2(d); provided, however, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

             Section 2.3 Exchange Procedures.

(a) Prior to the Effective Time, Purchaser shall enter into an agreement with an exchange agent in a form reasonably acceptable to the Company (the “Exchange Agent” and the agreement, the “Exchange Agent Agreement”) to act as the agent for the purpose, of among other things, facilitating the exchange described in Section 2.2(c) by collecting all unit and share certificates and confirming that all proper accounting and tax entries have been made by the Parties reflecting the exchange of the Units for shares of Purchaser’s Stock in accordance with Section 2.2(c).  On or before the Effective Time, Purchaser shall deposit, or cause the Surviving Company to deposit certificates representing the shares of Purchaser’s Stock (other than shares of Purchaser’s Restricted Stock) to be issued as part of the Merger (or make appropriate alternative arrangements if uncertificated shares of Purchaser’s Stock represented by book-entry shares will be issued) with the Exchange Agent.  In addition, Purchaser shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or other distributions, if any, to which Company Member may be entitled, on Purchaser’s Stock to which they are entitled, with both a record and payment date after the Effective Time and prior to the surrender of the Units to the Purchaser in exchange for such Purchaser’s Stock.  Such shares of Purchaser’s Stock and the amount of any dividends or other distributions deposited with the Exchange Agent pursuant to this Section 2.3, are referred to collectively in this Agreement as the “Exchange Fund.”  Purchaser shall retain and hold in escrow all certificates representing the shares of Purchaser’s Restricted Stock to be issued as part of the Merger until such shares vest; provided, however, Purchaser shall provide a copy of any such certificates to the applicable Company Member holding Class B Units.  Purchaser shall distribute certificates representing the shares of Purchaser’s Restricted Stock to the applicable Company Members upon the vesting of Purchaser’s Restricted Stock.

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(b)  Promptly after the Effective Time, Purchaser shall send, or shall cause the Exchange Agent to send, to each record holder of the Units at the Effective Time, a letter of transmittal and instructions for use in the exchange of such Units for shares of Purchaser’s Stock as provided in Section 2.2(c).  Each holder of Units that have been converted into the right to receive shares of Purchaser’s Stock shall be entitled to receive such shares represented by a certificate, and any dividends or other distributions pursuant to Section 2.3(f) upon: (i) surrender to the Exchange Agent of the certificate(s) representing Company Member’s Units (or, in the event that any such certificate(s) have been lost, stolen or destroyed, an affidavit of that fact by such Company Member (each, a “Lost Certificate Affidavit”)); or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of book-entry units; in each case, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent.  No interest shall be paid or accrued upon the surrender or transfer of any Units.  Upon payment of the shares of Purchaser’s Stock pursuant to the provisions of this Article II, each certificate or certificates or book-entry Unit or book-entry Units so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c) Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund (if any) will be invested by the Exchange Agent, as directed by Surviving Company.  No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of certificates or book-entry Units.  Any income from investment of the Exchange Fund will be payable to Purchaser or the Surviving Company, as Purchaser directs.

(d) All shares of Purchaser’s Stock paid upon the surrender of certificates (or until a Lost Certificate Affidavit is delivered therefor) or transfer of book-entry Units in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Units formerly represented by such certificate or book-entry, and from and after the Effective Time.  If, after the Effective Time, certificates or book-entry Units are presented to the Surviving Company, they shall be cancelled and exchanged as provided in this Article II.

(e) Any portion of the Exchange Fund that remains unclaimed by the holders of Units six (6) months after the Effective Time shall be returned to Purchaser, upon demand, and any such holder of Units who has not exchanged his, her, or its Units in accordance with this Section 2.3 prior to that time shall thereafter look only to Purchaser (subject to abandoned property, escheat, or other similar laws), as general creditors thereof, for payment of shares of Purchaser’s Stock as provided in Section 2.2(c).  Any claims remaining unclaimed by holders of Units two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Purchaser free and clear of any claims or interest of any Person previously entitled thereto.

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(f)  All shares of Purchaser’s Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Purchaser in respect of Purchaser’s Stock, the record date for which is after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement.  No dividends or other distributions in respect of Purchaser’s Stock shall be paid to any holder of any unsurrendered Units until the certificate (or until a Lost Certificate Affidavit is delivered therefor) or book-entry Unit is surrendered for exchange in accordance with this Section 2.3.  Subject to the effect of applicable Laws, following such surrender, there shall be issued or paid to the holder of record of the shares of Purchaser’s Stock issued in exchange for Units in accordance with Section 2.2(c), without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the shares of Purchaser’s Stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Purchaser’s Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

           Section 2.4 Certificate of Organization and Operating Agreement.  Immediately after the Effective Time: (a) the certificate of organization of Surviving Company will be remain in place, a copy of which is attached hereto as Exhibit C, and such certificate of organization will be the certificate of organization of Surviving Company until thereafter amended as provided by Law and such certificate of organization; (b) the operating agreement of Surviving Company will be amended and restated to read as set forth on Exhibit D hereto, and such operating agreement, as so amended and restated, will be the operating agreement of Surviving Company until thereafter amended as provided by Law and such operating agreement; (c) the manager of the Surviving Company immediately after the Effective Time will be Purchaser until the earlier of its resignation or removal or until its respective successor is duly elected and qualified, as the case may be; and (d) the officers will be as set forth on Exhibit E and such persons or entities will be the officers of Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           Section 2.5 Closing.  Subject to any earlier termination hereof, the closing of the Transactions, including the Merger and the Other Transactions (the “Closing”), will take place at the offices of Perkins Coie LLP, 1111 West Jefferson Street, Suite 500, Boise, ID 83702, beginning at 10:00 am Mountain Time, on the second Business Day after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions, including the Merger and the Other Transactions (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing) or such other place, date or time as Purchaser and Company may mutually determine (the actual date on which the Closing occurs, the “Closing Date”).  In lieu of an in-person Closing, the Closing may instead be accomplished by facsimile or email (in .PDF format) transmission to the respective offices of legal counsel for the Parties of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, with originals (if requested) to be delivered by overnight courier service on the next business day following the Closing.  All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously and no

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proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

          Section 2.6 Closing Deliveries.  At the Closing, the Parties will deliver the documents and instruments that are set forth in this Section 2.6.

(a) Subject to the delivery of the items set forth in Section 2.6(b), at the Closing, Purchaser or Merger Sub, as applicable, will deliver to Company (or such other Person as indicated below) all of the following:

                            (i) a counterpart of the Statement of Merger, executed by Merger Sub;

                            (ii) an invoice issued by each intended beneficiary of Transaction Expenses that sets forth (A) the amount required to pay in full all Transaction Expenses owed to such Person on the Closing Date and (B) the wire transfer instructions for the payment of such Transaction Expenses to such Person;

                           (iii) the written resignations, effective as of the Closing Date, of the managers and officers of the Purchaser Companies agreed upon by the parties;

                           (iv) evidence of the termination as of the Closing of the agreements set forth on Section 2.6(a)(iv) of the Purchaser Disclosure Schedule;

                            (v) certificates of good standing of Purchaser and Merger Sub, issued not earlier than ten (10) Business Days prior to the Closing Date by the Secretary of State of Nevada and the Idaho Secretary of State, respectively;

                            (vi) a certificate of the secretary of Purchaser certifying as complete and accurate a copy of (A) the resolutions of Purchaser’s Board authorizing the execution, delivery, and performance of this Agreement and any other Transaction Documents delivered by Purchaser hereunder and (B) the resolutions of Purchaser’s Stockholders authorizing (1) the execution, delivery, and performance of this Agreement and any other Transaction Documents delivered by Purchaser hereunder, (2) Purchaser’s Rights Offering and the Amendment to the Articles, and (3) Purchaser’s Equity Incentive Plan;

                           (vii) a certificate of the secretary of Merger Sub certifying as complete and accurate a copy of (A) the resolutions of Sole Member and Manager of Merger Sub authorizing the execution, delivery, and performance of this Agreement and any other Transaction Documents delivered by Merger Sub hereunder, and (B) the Merger Sub Consent;

                         (viii) a closing certificate executed by Purchaser and Merger Sub to the effect that the conditions set forth in Section 6.1 have been satisfied, and that all documents to be executed and delivered by Purchaser and Merger Sub at the Closing, respectively, have been executed by duly authorized officers of Purchaser and Merger Sub, respectively;

                        (ix) copies of the other Transaction Documents to which Purchaser, Merger Sub, or the Exchange Agent are a party, executed by Parent, Merger, Sub, or the Exchange Agent, as applicable;

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                        (x) copies of non-competition agreements, in form and substance reasonably satisfactory to the Company, executed by the Persons listed on Schedule 2.6(a)(x);

                         (xi) copies of lockup agreements, in form and substance reasonably satisfactory to the Company, executed by current officers, directors, employees, and/or shareholders of Purchaser that own two percent (2%) or more of the issued and outstanding shares of Purchaser’s stock immediately preceding the Merger (the “Purchaser Lockup Agreements”); and

                        (xii) evidence reasonably satisfactory to Company of the deposit with the Exchange Agent of certificates representing the shares of Purchaser’s Stock or Purchaser’s Restricted Stock to be issued as part of the Merger.

(b) Subject to the delivery of the documents and instruments set forth in Section 2.6(a), at the Closing, Company will deliver to Purchaser (or such other Person as indicated below) all of the following:

                         (i) a counterpart of the Statement of Merger, executed by Company;

                         (ii) an invoice issued by each intended beneficiary of Transaction Expenses that sets forth (A) the amount required to pay in full all Transaction Expenses owed to such Person on the Closing Date, and (B) the wire transfer instructions for the payment of such Transaction Expenses to such Person;

                         (iii) the written resignations, effective as of the Closing Date, of the managers and officers of the Target Companies agreed upon by the parties;

                         (iv) evidence of the termination as of the Closing of the agreements set forth on Section 2.6(b)(iv) of the Company Disclosure Schedule;

                         (v) a certificate of Company’s secretary or equivalent thereof certifying as complete and accurate a copy of (A) the resolutions of Company Board authorizing the execution, delivery and performance of this Agreement and any other Transaction Documents delivered by Company hereunder, and (B) the written consent to adopt this Agreement of a Majority of Company Voting Members and a Company Outside Board Member in accordance with the Operating Agreement and the Law;

                         (vi) a closing certificate executed by an officer of Company to the effect that the conditions set forth in Section 6.2 have been satisfied, and that all documents to be executed and delivered by Company in connection with the Closing have been executed by duly authorized officers of Company;

                         (vii) copies of lockup agreements, in form and substance reasonably satisfactory to the Purchaser, executed by current officers, directors, employees, and/or members of Company that own two percent (2%) or more of the issued and outstanding Units immediately preceding the Merger (the “Company Lockup Agreements”);

                         (viii) copies of the other Transaction Documents to which Company is a party, executed by Company;

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                          (ix)  copies of amendments to the Warrants or amended and restated Warrants in form and substance reasonably satisfactory to the Purchaser, executed by the Company and each respective Warrantholder permitting Purchaser to exchange shares of Purchaser’s Stock for the Units issued under the applicable Warrant in an amount equal to the number of shares of Purchaser’s Stock that such Warrantholder would have received had the Warrant been exercised prior to the Effective Time;

                          (x) a copy of the consolidated balance sheets, consolidated statement of operations, consolidated statement of members’ equity, and consolidated statements of cash flows and notes to consolidated financial statements (together with any supplementary information thereto) of the Target Companies as of and for the years ended December 31, 2016, as audited by Weaver and Tidwell, LLP;

                          (xi) a copy of the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows of the Target Companies as of and for the period ended June 30, 2017 (the “Interim Company Financial Statements”); and

                          (xii) copies of amendments to the Convertible Notes or amended and restated Convertible Notes in form and substance reasonably satisfactory to the Purchaser, executed by the Company and each respective Noteholder permitting Purchaser to exchange shares of Purchaser’s Stock for the Units issued under the applicable Convertible Note in an amount equal to the number of shares of Purchaser’s Stock that such Noteholder would have received had the Convertible Note converted into Units prior to the Effective Time.

          Section 2.7 Certificates Not Surrendered.  Until properly surrendered (or until a Lost Certificate Affidavit is delivered therefor), each outstanding Unit certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the shares of Purchaser’s Stock to which the holder thereof is entitled pursuant to Section 2.2(c).

          Section 2.8 Withholding Rights.  Each of the Exchange Agent, Purchaser, Merger Sub, and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Laws.  To the extent that amounts are so deducted and withheld by the Exchange Agent, Purchaser, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Purchaser, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

          Section 2.9 Tax Treatment.  The Transactions, including the Merger, is intended to qualify as a nontaxable exchange pursuant to Section 351 of the Code.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF COMPANY

Company makes the representations and warranties to Purchaser and Merger Sub as of the date hereof that are set forth in this Article III.

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           Section 3.1 Organization, Existence and Good Standing.  Section 3.1 of the Company Disclosure Schedule lists each Target Company, together with its jurisdiction of incorporation, organization or formation and the nature of its organization (corporation, partnership, limited liability company, etc.).  Each Target Company has been duly incorporated, organized or formed, and is in good standing, where applicable, under the Laws of the jurisdiction of its incorporation, organization or formation.  Each Target Company has full limited liability company (or other applicable organization) power and authority to own all of its properties and assets and to carry on its business as presently conducted, and is qualified as a foreign corporation (or other applicable organization) and is in good standing (where applicable) in all jurisdictions where the nature of its business or the nature and location of its assets requires such qualification and where the failure to so qualify would have a Company Material Adverse Effect.

           Section 3.2 Power and Authority, Authorization and Execution.  Company has full limited liability company power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.  The execution and delivery of, and the performance of Company’s obligations pursuant to, this Agreement and the other Transaction Documents to which it is a party by Company and the consummation by Company of the Transactions and the Other Transactions have been duly and validly approved by Company Board.  Other than the consent of the Company Members, no other approvals or actions are necessary on the part of Company to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which Company is a party and the consummation by Company of the Transactions or the Other Transactions.  This Agreement has been duly executed and delivered by a duly authorized officer of Company.

           Section 3.3 Enforceability.  This Agreement constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies (collectively, the “Enforceability Exceptions”).  At the Closing, the Transaction Documents to be executed and delivered by Company will be duly executed and delivered by duly authorized officers of Company and will constitute valid and binding obligations of Company, enforceable in accordance with their terms, except to the extent enforcement may be affected by the Enforceability Exceptions.

           Section 3.4 Consents; Non-contravention.  Except for filings set forth in Section 3.4 of the Company Disclosure Schedule, none of the Target Companies is required to give any notice to, make any filing with or obtain any authorization, consent, Order or approval of any Person in connection with the execution and delivery by Company of this Agreement and the other Transaction Documents or the consummation of the Transactions or the Other Transactions, except for any such notice, filing, authorization, consent, Order or approval as would not have a Company Material Adverse Effect.  Neither the execution, delivery and performance of this Agreement and the other Transaction Documents, nor the consummation of the Transactions or the Other Transactions: (a) will violate any provision of the Governing Documents of any Target Company; (b) to Company’s Knowledge, will conflict with, result in a breach of, or constitute a default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, any Company Material Contract, Company

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Lease, or Permit; (c) to Company’s Knowledge, will violate any material Law or material Order to which any Target Company or any of the assets or businesses of the Target Companies is subject or otherwise bound; or (d) will result in the creation or imposition of any Company Lien (other than a Permitted Company Lien) upon any of the assets or businesses of the Target Companies, except, in the case of clauses (b), (c), and (d) above, for any such conflict, breach, default, event, loss, violation, creation or imposition as would not have a Company Material Adverse Effect.

        Section 3.5 Capitalization; Title to Units; Subsidiaries.  Section 3.5 of the Company Disclosure Schedule lists the name of each Target Company, together with the amount of its authorized Units or other equity interests and the amount of its issued and outstanding Units, where applicable, or other equity interests.  Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no Units or other equity interests of any Target Company of any class authorized, issued or outstanding.  All of the issued and outstanding Units or other equity interests of each of the Target Companies have been validly issued, are fully paid and non-assessable (where applicable).  Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no other outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character obligating any Target Company to issue any equity securities of any kind.  No Target Company is a party to, or otherwise bound by, and no Target Company has granted, any equity appreciation rights, participations, phantom equity or similar rights.  Except as set forth in Section 3.5 of the Company Disclosure Schedule, no Target Company holds or beneficially owns any direct or indirect interest in any Person (whether it be common or preferred stock or any comparable ownership interest in any Person that is not a corporation), or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest in any Person.

        Section 3.6 Company Financial Statements.  Copies of the unaudited consolidated balance sheets, consolidated statement of operations, consolidated statement of members’ equity, and consolidated statements of cash flows and notes to consolidated financial statements (together with any supplementary information thereto) of the Target Companies as of and for the years ended December 31, 2015 and December 31, 2016 (the “Annual Company Financial Statements”), are contained in Section 3.6 of the Company Disclosure Schedule.  The Annual Company Financial Statements present fairly, in all material respects, the consolidated financial position of the Target Companies as of the dates thereof and the consolidated results of operations and cash flows of the Target Companies for the periods covered by such statements, in accordance with GAAP consistently applied through the periods covered thereby, except as disclosed therein.

        Section 3.7 Title and Condition of Tangible Assets.  The Target Companies have good and valid title to, or a valid leasehold or licensed interest in, all of the material tangible assets used in the conduct of the business of the Target Companies, in each case free and clear of all Company Liens other than Permitted Company Liens.  The assets of the Target Companies include all of the material tangible assets that are used in the operations of the Target Companies as presently conducted and are adequate in all material respects to conduct the business of the Target Companies as presently conducted.  The material tangible assets of the Target

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Companies, taken as a whole, are in good operating condition and repair, normal wear and tear excepted.

        Section 3.8 Insurance.  Section 3.8 of the Company Disclosure Schedule lists each material insurance policy maintained by any Target Company.  The Target Companies maintain, and have maintained, without interruption during their existence, policies of insurance covering such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations.  No Target Company has received written notice of termination or cancellation of any such policy.  No Target Company has reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years.  All premiums required to be paid with respect to any such policy covering all periods during the current policy year up to and including Closing have been paid and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which any Target Company has conducted its operations.  The Target Companies do not have any material obligation for retrospective premiums for any period prior to Closing.  All such policies are in full force and effect.  No insurer has put any Target Company on notice that coverage will be denied with respect to any claim submitted to such insurer by any Target Company.  There are no material claims by any Target Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

         Section 3.9 Taxes.

(a) Each Target Company has filed all material Tax Returns that were required to be filed by it on or prior to the due date for such Tax Returns (taking into account any extensions thereof), and has paid all Taxes shown as due and owing thereon, other than Taxes that are not yet due and payable, or Taxes that are being contested in good faith by such Target Company.  All such Tax Returns were at the time they were filed true, correct and complete in all material respects.

(b) The unpaid Taxes of the Target Companies that are not yet due and payable will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the Interim Company Financial Statements to be delivered at Closing.

(c) Except as set forth on Section 3.9 of the Company Disclosure Schedule, no Target Company has been the subject of any audit or investigation by any Governmental Authority with respect to Taxes or Tax Returns for which the statute of limitations has not expired.  No waivers of statutes of limitation with respect to the Taxes or Tax Returns of the Target Companies that are currently in effect have been given by or, to Company’s Knowledge, requested in writing from the Target Companies.  To Company’s Knowledge, no written claim has ever been made by any Governmental Authority in a jurisdiction where any Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

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(d)  All material Taxes required to be withheld by or on behalf of any Target Company in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person have been withheld, and have been paid to the proper Governmental Authorities or, in circumstances where such Taxes have not yet become due and payable, have been set aside in segregated accounts to be paid to the proper Governmental Authority.

(e) Except as set forth in Section 3.9 of the Company Disclosure Schedule, no Target Company is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or any similar arrangement for the sharing of Tax liabilities or benefits.

(f) No Target Company (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which was a Target Company) or of any affiliated, consolidated, combined, or unitary group, as defined under applicable state, local or foreign Law (other than a group the common parent of which was a Target Company) or (ii) has any liability for the Taxes of any person (other than the Target Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise.

(g) No Target Company is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) The representations and warranties contained in this Section 3.9 constitute the sole and exclusive representations and warranties of Company with respect to Taxes.

          Section 3.10 Conduct of Business.  Except as set forth on Section 3.10 of the Company Disclosure Schedule, since December 31, 2016, no Target Company has:

(a) amended its Governing Documents in any material respect;

(b) made any change in its authorized capital stock (or other equity interests) or issued any shares of stock of any class (or other equity interests) or purchased or redeemed any of its securities of any class;

(c) sold or transferred any material portion of its assets or property, except for sales of inventory, dispositions of obsolete equipment and transfers of cash in payment of accrued expenses and accounts payable due and owing, all in the ordinary course of business consistent with past practices;

(d) incurred, assumed or guaranteed any Indebtedness, other than in the ordinary course of business consistent with past practices under existing revolving lines of credit;

(e) made any capital expenditures in an aggregate amount that exceeds $250,000;

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(f) made any material increase in the bonus, salary or other compensation of any officer of such Target Company outside the ordinary course of business consistent with past practices; or instituted or made any material amendment to any employee benefit program with respect to the employees of such Target Company;

(g) settled or compromised, or agreed to settle or compromise, any claim, other than settlements or compromises involving solely money damages not in excess of $25,000; and

(h) suffered any change in the business, operations or financial condition that has had or would have a Company Material Adverse Effect.

The foregoing representations and warranties will not be deemed to be breached by virtue of the entry by Company into this Agreement or the consummation of the Transactions or the Other Transactions.

           Section 3.11 Contracts.  Section 3.11 of the Company Disclosure Schedule contains a list of the following written contracts, agreements, leases and other legally binding instruments to which any Target Company is a party or otherwise bound as of the date hereof and which has not been fully performed by the parties thereto as of the date hereof (each, a “Company Material Contract”):

(a) plans, contracts or arrangements with respect to Company Benefit Plans;

(b) collective bargaining agreements and any other contracts with any labor unions;

(c) agreements for the employment or engagement of any officer, employee or other Person (other than any physician or other medical personnel) on a full-time, part-time, consulting, independent contractor or other basis that (i) provide annual cash or other compensation in excess of $250,000 per year, (ii) provide for the payment of any cash or other compensation or benefits as a result of the execution of this Agreement or the other Transaction Documents or the consummation of the Transactions or the Other Transactions, or (iii) restrict the ability of any Target Company to terminate the employment of any employee or the consulting agreement, independent contractor agreement or similar agreement of any Person at any time for any lawful reason or for no reason without liability (including severance obligations);

(d) loan or credit agreements, promissory notes, bonds, debentures, security agreements, pledge agreements, mortgages, indentures, factoring agreements, guarantees, letters of credit, performance bonds, completion bonds, surety agreements, or similar financing arrangements;

(e) leases, subleases or licenses, either as lessee, sublessee or licensee or as lessor, sublessor or licensor, of any personal property or intangibles, including capital leases, which agreements involve annual payments in excess of $100,000, cannot be cancelled by any Target Company without payment or penalty upon notice of thirty

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(30) days or less, or have unexpired terms as of the Closing Date that exceed one year;

(f) agreements or series of related agreements with customers, suppliers and vendors of any Target Company for the purchase or sale of goods or services involving aggregate annual payments in excess of $250,000 per year, which cannot be cancelled by any Target Company without payment or penalty upon notice of thirty (30) days or less, or whose unexpired term as of the Closing Date exceeds one (1) year;

(g) agreements with respect to the acquisition or disposition of any business, assets or securities outside the ordinary course of business, or any equity or debt investment in or any loan to any Person;

(h) limited liability company agreements, partnership agreements, joint venture agreements and all other similar contracts (however named) that involve a sharing of profits, losses, costs or liabilities by any Target Company with any other Person; and

(i) each amendment, supplement and modification in respect of any of the foregoing.

All of the Company Material Contracts are in full force and effect and are valid and enforceable in accordance with their terms, except to the extent enforcement may be affected by the Enforceability Exceptions.  Each Target Company that is a party to a Company Material Contract is in compliance in all material respects with the terms and requirements of such Company Material Contract and, to Company’s Knowledge, each other Person that is party to such Company Material Contract is in compliance in all material respects with the terms and requirements of such Company Material Contract.

          Section 3.12 Permits.  Except as set forth on Section 3.12 of the Company Disclosure Schedule, each Target Company possesses all Permits that are required in order for such Target Company to conduct its business as presently conducted, except where failure to possess any such Permit would not have a Company Material Adverse Effect.  Except as set forth on Section 3.12 of the Company Disclosure Schedule, to Company’s Knowledge, each Target Company is in compliance with the terms and requirements of each such Permit, except where any failure to be in such compliance would not have a Company Material Adverse Effect.  To Company’s Knowledge, none of the Transactions, including the Merger, will have a materially adverse effect on any such Permit, except where such a materially adverse effect would not, either by itself or together with the effect of the Transactions on other such Permits, have a Company Material Adverse Effect.

          Section 3.13 Compliance with Laws and Orders.  Each Target Company is in compliance with all Laws and Orders, except for any failure to be in such compliance as would not have a Company Material Adverse Effect.

          Section 3.14 Proceedings and Orders.  Except as set forth in Section 3.14 of the Company Disclosure Schedule, there are no material Proceedings of any kind or nature pending or, to Company’s Knowledge, threatened in writing against any Target Company.  No Target

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Company is a party to, or otherwise bound by, any material Order entered into in connection with any material Proceeding.

         Section 3.15 Real Property.  No Target Company has owned or presently owns fee simple title to any real property.  Section 3.15 of the Company Disclosure Schedule identifies by street address all real property leased by any Target Company (the “Company Leased Real Property”).  All Company Leased Real Property is leased to the applicable Target Company pursuant to written leases (“Company Leases”), all of which are in full force and effect and are valid and enforceable in accordance with their terms, except to the extent enforcement may be affected by the Enforceability Exceptions.  Each Target Company is in compliance in all material respects with the terms and requirements of each Company Lease to which it is a party, and, to Company’s Knowledge, each other Person that is party to such Company Lease is in compliance in all material respects with the terms and requirements of such Company Lease, except, in either case, for breaches or defaults as to which requisite waivers or consents have been obtained.  None of the Target Companies has subleased any Company Leased Real Property to any Person.

        Section 3.16 Environmental Matters.  Except as set forth on Section 3.16 of the Company Disclosure Schedule, to Company’s Knowledge, the Target Companies are in compliance with all Environmental Laws and Environmental Permits, except where the failure to be in compliance would not have a Company Material Adverse Effect.  Except as set forth on Section 3.16 of the Company Disclosure Schedule, the Target Companies possess all Environmental Permits that are required for the operation of their respective business as presently conducted, except where the failure to possess any such Environmental Permit would have a Company Material Adverse Effect.  All such Environmental Permits held by the Target Companies are valid, uncontested and in good standing.  No Target Company has received any written notice from any Governmental Authority within the past three (3) years regarding any actual or alleged material violation of any Environmental Laws or Environmental Permits, and no Target Company has at any time received any written notice from any Governmental Authority regarding any investigatory, remedial, or corrective obligations relating to any Target Company arising under Environmental Laws, the subject of which would have a Company Material Adverse Effect.  No Target Company has entered into or assumed by contract or operation of Law or otherwise, any material obligation, liability, or Order relating to or arising under Environmental Laws.  Company has provided Purchaser with copies of all existing material environmental reports, reviews and audits in the Target Companies’ possession or reasonable control.  The representations and warranties contained in this Section 3.16 constitute the sole and exclusive representations and warranties of Company with respect to any environmental, health or safety matters, including any arising under any Environmental Law.

       Section 3.17 Intellectual Property.  Except as set forth on Section 3.17 of the Company Disclosure Schedule, to Company’s Knowledge, each Target Company owns, or is validly licensed or otherwise has the right to use, all Intellectual Property as used in its business as presently conducted, except where the failure to own, to have a license or to have the right to use such Intellectual Property would not, individually or in the aggregate, have a Company Material Adverse Effect.  Each Target Company and, to Company’s Knowledge, each other Person that is party to a material Company Intellectual Property License, is in compliance in all material respects with all terms and requirements of such Company Intellectual Property License.  To Company’s Knowledge, the conduct of the business of the Target Companies as

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presently conducted by each Target Company (including the design, development, reproduction, manufacture, branding, marketing, use, distribution, import, licensing, provision and sale of the Target Companies’ products and services) and the exercise of the rights of the Target Companies relating to the Intellectual Property does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights or other proprietary rights of any Person in any material respect.  There are no Proceedings pending or, to Company’s Knowledge, threatened, against any Target Company that allege that any Target Company is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property.  To Company’s Knowledge, no Person is misappropriating, infringing, diluting or otherwise violating any of the material Intellectual Property owned by any Target Company.  The representations and warranties contained in this Section 3.17 constitute the sole and exclusive representations and warranties of Company with respect to any Intellectual Property.

         Section 3.18 Employee Benefits.  Section 3.18 of the Company Disclosure Schedule lists each Company Benefit Plan.  Each Company Benefit Plan has been maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Laws.  No Company Benefit Plan is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any liability as a result of the voluntary or involuntary termination of any Company Benefit Plan that is subject to Title IV of ERISA, which liability has not been satisfied in full.  No Target Company has ever contributed to a “multiemployer plan,” as defined in Section 3(37) of the Code.  No Target Company has a material liability with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, solely by reason of being treated as a single employer under Section 414 of the Code with any other trade or business (other than any other Target Company).  The representations and warranties contained in this Section 3.18 constitute the sole and exclusive representations and warranties of Company with respect to any matters relating to any Company Benefit Plan.

         Section 3.19 Employee Relations.  To Company’s Knowledge, except as contemplated by this Agreement or as set forth on Section 3.19 of the Company Disclosure Schedule, no officer of any Target Company intends to terminate employment with such Target Company prior to, at or immediately following the Closing.  There is not presently any pending or, to Company’s Knowledge, threatened in writing: (a) material strike, slowdown, picketing, work stoppage or employee grievance process affecting any Target Company; (b) material Proceeding against or affecting any Target Company relating to the alleged material violation of any material Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority; (c) union organizational activity or other material labor or employment dispute against or affecting any Target Company; or (d) application for certification of a collective bargaining agent with respect to the employees of any Target Company.

        Section 3.20 Related Parties Transactions.  Except as set forth in Section 3.20 of the Company Disclosure Schedule, (a) no Target Company has entered into any agreements, contracts, arrangements or other business relationships with any Company Related Party other than normal employment arrangements and Company Benefit Plans; (b) no Target Company is owed or owes any amount from or to any Company Related Party (excluding employee

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compensation and other ordinary incidents of employment); (c) no property or interest in any property (including designs and drawings concerning machinery) that relates to and is or will be necessary or useful in the present or currently contemplated future operation of the business of the Target Companies, is presently owned by or leased by or to any Company Related Party; and (d) no Target Company has an interest, directly or indirectly, in any business, corporate or otherwise, that is in competition with the business of the Target Companies.

          Section 3.21 Brokers.  Except as set forth on Section 3.21 of the Company Disclosure Schedule, no Target Company has engaged any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment from Purchaser or any Target Company in connection with the Transactions or introducing the Parties to each other.

           Section 3.22 Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) Undisclosed Liabilities.  The unaudited consolidated balance sheet of the Target Companies for the period ended December 31, 2016 contained in the Annual Company Financial Statements is hereinafter referred to as the “Target Companies Balance Sheet.”  Except as set forth on Section 3.22(a) of the Company Disclosure Schedule, none of the Target Companies has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Target Companies Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Target Companies Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Off-Balance Sheet Arrangements.  Except as set forth on Section 3.22(b) of the Company Disclosure Schedule, neither Company nor any of the Target Companies is a party to, or has any commitment to become a party to: (i) any joint venture, off balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

Purchaser and Merger Sub hereby, jointly and severally, make the representations and warranties to Company on the date hereof that are set forth in this Article IV.

           Section 4.1 Organization, Existence and Good Standing.  Section 4.1 of the Purchaser Disclosure Schedule lists each Purchaser Company, together with its jurisdiction of incorporation, organization or formation and the nature of its organization (corporation, partnership, limited liability company, etc.).  Each Purchaser Company has been duly incorporated, organized or formed, and is in good standing, where applicable, under the Laws of the jurisdiction of its incorporation, organization or formation.  Each Purchaser Company has

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full corporate (or other applicable organization) power and authority to own all of its properties and assets and to carry on its business as presently conducted, and is qualified as a foreign corporation (or other applicable organization) and is in good standing (where applicable) in all jurisdictions where the nature of its business or the nature and location of its assets requires such qualification and where the failure to so qualify would have a Purchaser Material Adverse Effect.

          Section 4.2 Power and Authority.  Each of Purchaser and Merger Sub has full corporate and limited liability company power and authority, respectively, to enter into and perform its obligations under this Agreement and the other Transaction Documents to be executed or delivered by such Party.  The execution and delivery of, and the performance of the Purchaser’s and Merger Sub’s obligations pursuant to, this Agreement and the other Transaction Documents to which Purchaser and/or Merger Sub is a party by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the Transactions and the Other Transactions have been duly and validly approved by the Purchaser’s Board and Sole Member and Manager of Merger Sub.  Other than the consent of Purchaser’s Stockholders, no other approvals or actions are necessary on the part of Purchaser or Merger Sub to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which Purchaser and/or Merger Sub is a party and the consummation by Purchaser and Merger Sub of the Transactions or the Other Transactions.  This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser and Merger Sub.

          Section 4.3 Enforceability.  This Agreement constitutes a valid and binding obligation of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms, except to the extent enforcement may be affected the Enforceability Exceptions.  At the Closing, the Transaction Documents to be executed and delivered by Purchaser and Merger Sub will be duly executed and delivered by duly authorized officers of Purchaser and Merger Sub and will constitute valid and binding obligations of Purchaser and Merger Sub, enforceable in accordance with their terms, except to the extent enforcement may be affected by the Enforceability Exceptions.

          Section 4.4 Consents; Non-contravention.  Except for any reports or filings as may be required under the Exchange Act in connection with this Agreement, the Merger, and the Other Transactions contemplated by this Agreement, and as set forth in Section 4.4 of the Purchaser Disclosure Schedule, none of the Purchaser Companies is required to give any notice to, make any filing with or obtain any authorization, consent, Order or approval of any Person in connection with its execution and delivery by Purchaser and Merger Sub of this Agreement and the other Transaction Documents or the consummation of the Transactions or the Other Transactions, except for any such notice, filing, authorization, consent, Order or approval as would not have a Purchaser Material Adverse Effect.  Neither the execution, delivery and performance of this Agreement and the other Transaction Documents, nor the consummation by it of the Transactions or the Other Transactions: (a) will violate any provision of the Governing Documents of any Purchaser Company; (b) to Purchaser’s Knowledge, will conflict with, result in a breach of, or constitute a default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, any Purchaser Material Contract, Purchaser Lease, or Permit; (c) to Purchaser’s Knowledge, will violate any material Law or material Order to which any Purchaser Company or any of the assets or businesses of the Purchaser Companies is subject or otherwise bound; or (d) will result in the creation or imposition of any Purchaser

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Lien (other than a Permitted Purchaser Lien) upon any of the assets or businesses of the Purchaser Companies, except, in the case of clauses (b), (c), and (d) above, for any such conflict, breach, default, event, loss, violation, creation or imposition as would not have a Purchaser Material Adverse Effect.

           Section 4.5 Capitalization; Title to Purchaser’s Stock; Subsidiaries.  Section 4.5 of the Purchaser Disclosure Schedule lists the name of each Purchaser Company, together with the amount of its authorized shares or other equity interests and the amount of its issued and outstanding shares, where applicable, or other equity interests.  Except as set forth in Section 4.5 of the Purchaser Disclosure Schedule, there are no shares of Purchaser’s Stock or other equity interests of any Purchaser Company of any class authorized, issued or outstanding.  All of the issued and outstanding shares or other equity interests of each of the Purchaser Companies have been validly issued, are fully paid and non-assessable (where applicable).  Except as set forth in Section 4.5 of the Purchaser Disclosure Schedule, there are no other outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character obligating any Purchaser Company to issue any equity securities of any kind.  No Purchaser Company is a party to, or otherwise bound by, and no Purchaser Company has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except as set forth in Section 4.5 of the Purchaser Disclosure Schedule, no Purchaser Company holds or beneficially owns any direct or indirect interest in any Person (whether it be common or preferred stock or any comparable ownership interest in any Person that is not a corporation), or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest in any Person.

         Section 4.6 Purchaser Financial Statements.  Copies of the consolidated balance sheets, consolidated statement of operations, consolidated statement of stockholder’s equity, and consolidated statements of cash flows and notes to consolidated financial statements (together with any supplementary information thereto) of the Purchaser Companies as of and for the years ended June 30, 2014, June 30, 2015 and June 30, 2016, in each case as audited by Malone Bailey LLP for fiscal years ending June 30, 2014 and June 30, 2015 and by Heaton & Company for the fiscal year ended June 30, 2016 (the “Audited Annual Purchaser Financial Statements”), are contained in Section 4.6 of the Purchaser Disclosure Schedule.  Copies of the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows of the Purchaser Companies as of and for the period ended March 31, 2017 (the “Interim Purchaser Financial Statements,” and, together with the Audited Annual Purchaser Financial Statements, the “Purchaser Financial Statements”) are also contained in Section 4.6 of the Purchaser Disclosure Schedule.  The Purchaser Financial Statements present fairly, in all material respects, the consolidated financial position of the Purchaser Companies as of the dates thereof and the consolidated results of operations and cash flows of the Purchaser Companies for the periods covered by such statements, in accordance with GAAP consistently applied through the periods covered thereby, except as disclosed therein, and, in the case of the Interim Purchaser Financial Statements, except for (a) normal and customary year-end adjustments, and (b) the omission of footnote disclosures required by GAAP.

          Section 4.7 Title and Condition of Tangible Assets.  The Purchaser Companies have good and valid title to, or a valid leasehold or licensed interest in, all of the material tangible assets used in the conduct of the business of the Purchaser Companies, in each case free and

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clear of all Purchaser Liens other than Permitted Purchaser Liens.  The assets of the Purchaser Companies include all of the material tangible assets that are used in the operations of the Purchaser Companies as presently conducted and are adequate in all material respects to conduct the business of the Purchaser Companies as presently conducted.  The material tangible assets of the Purchaser Companies, taken as a whole, are in good operating condition and repair, normal wear and tear excepted.

         Section 4.8 Insurance.  Section 4.8 of the Purchaser Disclosure Schedule lists each material insurance policy maintained by any Purchaser Company.  The Purchaser Companies maintain, and have maintained, without interruption during their existence, policies of insurance covering such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations.  No Purchaser Company has received written notice of termination or cancellation of any such policy.  No Purchaser Company has reached or exceeded its policy limits for any insurance policy in effect at any time during the past five (5) years.  All premiums required to be paid with respect to any such policy covering all periods during the current policy year up to and including Closing have been paid and there has been no lapse in coverage under such policies or failure of payment that will cause coverage to lapse during any period for which any Purchaser Company has conducted its operations.  The Purchaser Companies do not have any material obligation for retrospective premiums for any period prior to Closing.  All such policies are in full force and effect.  No insurer has put any Purchaser Company on notice that coverage will be denied with respect to any claim submitted to such insurer by any Purchaser Company.  There are no material claims by any Purchaser Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

           Section 4.9 Taxes.

(a) Each Purchaser Company has filed all material Tax Returns that were required to be filed by it on or prior to the due date for such Tax Returns (taking into account any extensions thereof), and has paid all Taxes shown as due and owing thereon, other than Taxes that are not yet due and payable, or Taxes that are being contested in good faith by such Purchaser Company.  All such Tax Returns were at the time they were filed true, correct and complete in all material respects.

(b) The unpaid Taxes of the Purchaser Companies that are not yet due and payable do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the Interim Purchaser Financial Statements.

(c) Except as set forth on Section 4.9 of the Purchaser Disclosure Schedule, no Purchaser Company has been the subject of any audit or investigation by any Governmental Authority with respect to Taxes or Tax Returns for which the statute of limitations has not expired.  No waivers of statutes of limitation with respect to the Taxes or Tax Returns of the Purchaser Companies that are currently in effect have been given by or, to Purchaser’s Knowledge, requested in writing from the Purchaser Companies.  To Purchaser’s Knowledge, no written claim has ever been

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made by any Governmental Authority in a jurisdiction where any Purchaser Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(d) All material Taxes required to be withheld by or on behalf of any Purchaser Company in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person have been withheld, and have been paid to the proper Governmental Authorities or, in circumstances where such Taxes have not yet become due and payable, have been set aside in segregated accounts to be paid to the proper Governmental Authority.

(e) Except as set forth in Section 4.9 of the Purchaser Disclosure Schedule, no Purchaser Company is a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or any similar arrangement for the sharing of Tax liabilities or benefits.

(f) No Purchaser Company (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which was a Purchaser Company) or of any affiliated, consolidated, combined, or unitary group, as defined under applicable state, local or foreign Law (other than a group the common parent of which was a Purchaser Company) or (ii) has any liability for the Taxes of any person (other than the Purchaser Companies) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise.

(g) No Purchaser Company is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) The representations and warranties contained in this Section 4.9 constitute the sole and exclusive representations and warranties of Purchaser with respect to Taxes.

        Section 4.10 Conduct of Business.  Except as set forth on Section 4.10 of the Purchaser Disclosure Schedules, since the date of the balance sheet contained in the Interim Purchaser Financial Statements, no Purchaser Company has:

(a) amended its Governing Documents in any material respect;

(b) made any change in its authorized capital stock (or other equity interests) or issued any shares of stock of any class (or other equity interests) or purchased or redeemed any of its securities of any class;

(c) sold or transferred any material portion of its assets or property, except for sales of inventory, dispositions of obsolete equipment and transfers of cash in payment of accrued expenses and accounts payable due and owing, all in the ordinary course of business consistent with past practices;

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(d) incurred, assumed or guaranteed any Indebtedness, other than in the ordinary course of business consistent with past practices under existing revolving lines of credit;

(e) made any capital expenditures in an aggregate amount that exceeds $250,000;

(f) made any material increase in the bonus, salary or other compensation of any officer of such Purchaser Company outside the ordinary course of business consistent with past practices; or instituted or made any material amendment to any employee benefit program with respect to the employees of such Purchaser Company;

(g) settled or compromised, or agreed to settle or compromise, any claim, other than settlements or compromises involving solely money damages not in excess of $25,000; and

(h) suffered any change in the business, operations or financial condition that has had or would have a Purchaser Material Adverse Effect.

(i) The foregoing representations and warranties will not be deemed to be breached by virtue of the entry by Purchaser into this Agreement or the consummation of the Transactions or the Other Transactions.

          Section 4.11 Contracts.  Section 4.11 of the Purchaser Disclosure Schedule contains a list of the following written contracts, agreements, leases and other legally binding instruments to which any Purchaser Company is a party or otherwise bound as of the date hereof and which has not been fully performed by the parties thereto as of the date hereof (each, a “Purchaser Material Contract”):

(a) plans, contracts or arrangements with respect to Purchaser Benefit Plans;

(b) collective bargaining agreements and any other contracts with any labor unions;

(c) agreements for the employment or engagement of any officer, employee or other Person (other than any physician or other medical personnel) on a full-time, part-time, consulting, independent contractor or other basis that (i) provide annual cash or other compensation in excess of $250,000 per year, (ii) provide for the payment of any cash or other compensation or benefits as a result of the execution of this Agreement or the other Transaction Documents or the consummation of the Transactions or the Other Transactions, or (iii) restrict the ability of any Purchaser Company to terminate the employment of any employee or the consulting agreement, independent contractor agreement or similar agreement of any Person at any time for any lawful reason or for no reason without liability (including severance obligations);

(d) loan or credit agreements, promissory notes, bonds, debentures, security agreements, pledge agreements, mortgages, indentures, factoring agreements, guarantees, letters of credit, performance bonds, completion bonds, surety agreements, or similar financing arrangements;

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(e) leases, subleases or licenses, either as lessee, sublessee or licensee or as lessor, sublessor or licensor, of any personal property or intangibles, including capital leases, which agreements involve annual payments in excess of $100,000, cannot be cancelled by any Purchaser Company without payment or penalty upon notice of thirty (30) days or less, or have unexpired terms as of the Closing Date that exceed one year;

(f) agreements or series of related agreements with customers, suppliers and vendors of any Purchaser Company for the purchase or sale of goods or services involving aggregate annual payments in excess of $250,000 per year, which cannot be cancelled by any Purchaser Company without payment or penalty upon notice of thirty (30) days or less, or whose unexpired term as of the Closing Date exceeds one (1) year;

(g) agreements with respect to the acquisition or disposition of any business, assets or securities outside the ordinary course of business, or any equity or debt investment in or any loan to any Person;

(h) limited liability company agreements, partnership agreements, joint venture agreements and all other similar contracts (however named) that involve a sharing of profits, losses, costs or liabilities by any Purchaser Company with any other Person; and

(i) each amendment, supplement and modification in respect of any of the foregoing.

All of the Purchaser Material Contracts are in full force and effect and are valid and enforceable in accordance with their terms, except to the extent enforcement may be affected by the Enforceability Exceptions.  Each Purchaser Company that is a party to a Purchaser Material Contract is in compliance in all material respects with the terms and requirements of such Purchaser Material Contract and, to Purchaser’s Knowledge, each other Person that is party to such Purchaser Material Contract is in compliance in all material respects with the terms and requirements of such Purchaser Material Contract.

          Section 4.12 Permits.  Except as set forth on Section 4.12 of the Purchaser Disclosure Schedule, each Purchaser Company possesses all Permits that are required in order for such Purchaser Company to conduct its business as presently conducted, except where failure to possess any such Permit would not have a Purchaser Material Adverse Effect.  Except as set forth on Section 4.12 of the Purchaser Disclosure Schedule, to Purchaser’s Knowledge, each Purchaser Company is in compliance with the terms and requirements of each such Permit, except where any failure to be in such compliance would not have a Purchaser Material Adverse Effect.  To Purchaser’s Knowledge, none of the Transactions, including the Merger, will have a materially adverse effect on any such Permit, except where such a materially adverse effect would not, either by itself or together with the effect of the Transactions on other such Permits, have a Purchaser Material Adverse Effect.

          Section 4.13 Compliance with Laws and Orders.  Each Purchaser Company is in compliance with all Laws and Orders, including all Purchaser’s Reporting Requirements, except for any failure to be in such compliance as would not have a Purchaser Material Adverse Effect.

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         Section 4.14 Proceedings and Orders.  Except as set forth in Section 4.14 of the Purchaser Disclosure Schedule, there are no material Proceedings of any kind or nature pending or, to Purchaser’s Knowledge, threatened in writing against any Purchaser Company. No Purchaser Company is a party to, or otherwise bound by, any material Order entered into in connection with any material Proceeding.

         Section 4.15 Real Property.  Except as set forth on Section 4.15 of the Purchaser Disclosure Schedule, no Purchaser Company has owned or presently owns fee simple title to any real property.  Section 4.15 of the Purchaser Disclosure Schedule identifies by street address all real property leased by any Purchaser Company (the “Purchaser Leased Real Property”).  All Purchaser Leased Real Property is leased to the applicable Purchaser Company pursuant to written leases (“Purchaser Leases”), all of which are in full force and effect and are valid and enforceable in accordance with their terms, except to the extent enforcement may be affected by the Enforceability Exceptions.  Each Purchaser Company is in compliance in all material respects with the terms and requirements of each Lease to which it is a party, and, to Purchaser’s Knowledge, each other Person that is party to such Purchaser Lease is in compliance in all material respects with the terms and requirements of such Purchaser Lease, except, in either case, for breaches or defaults as to which requisite waivers or consents have been obtained.  None of the Purchaser Companies has subleased any Purchaser Leased Real Property to any Person.

        Section 4.16 Environmental Matters.  Except as set forth on Section 4.16 of the Purchaser Disclosure Schedule, to Purchaser’s Knowledge, the Purchaser Companies are in compliance with all Environmental Laws and Environmental Permits, except where the failure to be in compliance would not have a Purchaser Material Adverse Effect.  Except as set forth on Section 4.16 of the Purchaser Disclosure Schedule, the Purchaser Companies possess all Environmental Permits that are required for the operation of their respective business as presently conducted, except where the failure to possess any such Environmental Permit would have a Purchaser Material Adverse Effect.  All such Environmental Permits held by the Purchaser Companies are valid, uncontested and in good standing. No Purchaser Company has received any written notice from any Governmental Authority within the past three (3) years regarding any actual or alleged material violation of any Environmental Laws or Environmental Permits, and no Purchaser Company has at any time received any written notice from any Governmental Authority regarding any investigatory, remedial, or corrective obligations relating to any Purchaser Company arising under Environmental Laws, the subject of which would have a Purchaser Material Adverse Effect.  No Purchaser Company has entered into or assumed by contract or operation of Law or otherwise, any material obligation, liability, or Order relating to or arising under Environmental Laws.  Company has provided Purchaser with copies of all existing material environmental reports, reviews and audits in the Purchaser Companies’ possession or reasonable control.  The representations and warranties contained in this Section 4.16 constitute the sole and exclusive representations and warranties of Purchaser with respect to any environmental, health or safety matters, including any arising under any Environmental Law.

        Section 4.17 Intellectual Property.  Except as set forth on Section 4.17 of the Purchaser Disclosure Schedule, to Purchaser’s Knowledge, each Purchaser Company owns, or is validly licensed or otherwise has the right to use, all Intellectual Property as used in its business as presently conducted, except where the failure to own, to have a license or to have the right to use such Intellectual Property would not, individually or in the aggregate, have a Purchaser

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Material Adverse Effect.  Each Purchaser Company and, to Purchaser’s Knowledge, each other Person that is party to a material Purchaser Intellectual Property License, is in compliance in all material respects with all terms and requirements of such Purchaser Intellectual Property License.  To Purchaser’s Knowledge, the conduct of the business of the Purchaser Companies as presently conducted by each Purchaser Company (including the design, development, reproduction, manufacture, branding, marketing, use, distribution, import, licensing, provision and sale of the Purchaser Companies’ products and services) and the exercise of the rights of the Purchaser Companies relating to the Intellectual Property does not infringe upon, misappropriate or otherwise violate the Intellectual Property rights or other proprietary rights of any Person in any material respect.  There are no Proceedings pending or, to Purchaser’s Knowledge, threatened, against any Purchaser Company that allege that any Purchaser Company is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property.  To Purchaser’s Knowledge, no Person is misappropriating, infringing, diluting or otherwise violating any of the material Intellectual Property owned by any Purchaser Company.  The representations and warranties contained in this Section 4.17 constitute the sole and exclusive representations and warranties of Purchaser with respect to any Intellectual Property.

          Section 4.18 Employee Benefits.  Section 4.18 of the Purchaser Disclosure Schedule lists each Purchaser Benefit Plan.  Each Purchaser Benefit Plan has been maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Laws.  Each Purchaser Benefit Plan intended to be qualified under Section 401(a) of the Code (a) is the subject of an unrevoked favorable determination letter from the IRS, (b) has a request for such a letter pending with the IRS or has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS, or (c) is a prototype or volume submitter plan entitled to rely on a favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan.  No Purchaser Benefit Plan is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, and no Purchaser Company has incurred any liability as a result of the voluntary or involuntary termination of any Purchaser Benefit Plan that is subject to Title IV of ERISA, which liability has not been satisfied in full.  No Purchaser Company has ever contributed to a “multiemployer plan,” as defined in Section 3(37) of the Code.  No Purchaser Company has a material liability with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, solely by reason of being treated as a single employer under Section 414 of the Code with any other trade or business (other than any other Purchaser Company).  The representations and warranties contained in this Section 4.18 constitute the sole and exclusive representations and warranties of Purchaser with respect to any matters relating to any Purchaser Benefit Plan.

        Section 4.19 Employee Relations.  To Purchaser’s Knowledge, except as contemplated by this Agreement, no officer of any Purchaser Company intends to terminate employment with such Purchaser Company prior to, at or immediately following the Closing.  There is not presently any pending or, to Purchaser’s Knowledge, threatened in writing: (a) material strike, slowdown, picketing, work stoppage or employee grievance process affecting any Purchaser Company; (b) material Proceeding against or affecting any Purchaser Company relating to the alleged material violation of any material Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National

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Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority; (c) union organizational activity or other material labor or employment dispute against or affecting any Purchaser Company; or (d) application for certification of a collective bargaining agent with respect to the employees of any Purchaser Company.

        Section 4.20 Related Person Transactions.  There are, and since June 30, 2016, there have been, no contracts, transactions, arrangements, or understandings between the Purchaser or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee) thereof or any holder of five-percent (5%) or more of the shares of Purchaser’s Stock, but not including any wholly owned Subsidiary of the Purchaser, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Purchaser’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

        Section 4.21 Brokers.  None of Purchaser, Merger Sub, or any of their respective Affiliates has engaged any Person who is entitled to a broker’s commission, finder’s fee, investment banker’s fee or similar payment in connection with the Transactions or introducing the Parties to each other.

        Section 4.22 Investment Representation.  Purchaser is acquiring, upon the Effective Time in connection with the cancellation of the Units, the securities of Surviving Company for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of federal or state securities Laws.  Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the United States Securities Act of 1933 (the “Securities Act”).  Each of Purchaser and Merger Sub understands that the Units have not been registered under the Securities Act or any state securities Laws and are being surrendered for cancellation, in part, in reliance on the foregoing representations and warranties.

        Section 4.23 WARN Act.  Neither Purchaser nor Merger Sub has any present plans or intention to carry out, after the Closing, any plant closing or mass layoff that would require notification under or violate the United States Worker Adjustment and Retraining Notification Act at any facility of any Target Company or any similar state or local Law requiring notice to employees and their appropriate union representatives of a plant closing, mass layoff or similar action.

         Section 4.24 SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) SEC Filings.  Purchaser has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC under the Securities Act and the Exchange Act (the “Purchaser’s SEC Documents”) for the two (2) years preceding the date of this Agreement.  True, correct, and complete copies of all Purchaser’s SEC Documents are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC (“EDGAR”).  To the extent that any Purchaser’s SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, Purchaser has made available to

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Company the full text of all such Purchaser’s SEC Documents that it has so filed or furnished with the SEC, with each such document described in Section 4.24(a) of Purchaser Disclosure Schedule.  As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of Purchaser’s SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Purchaser’s SEC Documents.  None of Purchaser’s SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  To the Knowledge of Purchaser, none of Purchaser’s SEC Documents are the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of Purchaser’s SEC Documents.  None of Purchaser Companies are required to file or furnish any forms, reports, or other documents with the SEC.

(b) Financial Statements.  Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into Purchaser’s SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of Purchaser and its consolidated Purchaser Companies as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c) Internal Controls.  Except as set forth on Section 4.24(c) of the Purchaser Disclosure Schedule, Purchaser and each Purchaser Company has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail

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accurately and fairly reflect the transactions and dispositions of the assets of Purchaser and Purchaser Companies; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Purchaser and Purchaser Companies are being made only in accordance with appropriate authorizations of Purchaser’s management and Purchaser’s Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of Purchaser and Purchaser Companies.

(d) Disclosure Controls and Procedures.  Purchaser’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by Purchaser in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Purchaser required under the Exchange Act with respect to such reports.  Except as set forth on Section 4.24(d) of the Purchaser Disclosure Schedule, neither Purchaser nor, to the Knowledge of Purchaser, Purchaser’s independent registered public accounting firm has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by Purchaser and Purchaser Companies that has not been subsequently remediated; or (ii) any fraud that involves Purchaser’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Purchaser and Purchaser Companies.

(e) Undisclosed Liabilities.  The audited balance sheet of Purchaser dated as of June 30, 2016 contained in Purchaser’s SEC Documents filed prior to the date hereof is hereinafter referred to as the “Purchaser Balance Sheet.”  Neither Purchaser nor any of its Purchaser Companies has any Liabilities other than Liabilities that: (i) are reflected or reserved against in Purchaser’s Balance Sheet (including in the notes thereto); (ii) were incurred since the date of Purchaser’s Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(f) Off-Balance Sheet Arrangements.  Neither Purchaser nor any of its Purchaser Companies is a party to, or has any commitment to become a party to: (i) any joint venture, off balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Purchaser or any of its Purchaser Companies, on the one hand, and any other Person, including any structured finance, special purpose, or limited

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purpose Person, on the other hand); or (ii) any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

(g) Sarbanes-Oxley Compliance.  Each of the principal executive officer and the principal financial officer of Purchaser (or each former principal executive officer and each former principal financial officer of Purchaser, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Purchaser’s SEC Documents, and the statements contained in such certifications are true and accurate in all material respects.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.  Purchaser is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of any American or international securities exchange upon which shares of Purchaser’s Stock are traded except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

ARTICLE V
COVENANTS

           Section 5.1 Reasonable Access and Ongoing Due Diligence.

(a) During the period between the date hereof and the earlier to occur of Closing or the valid termination of this Agreement pursuant to Article VIII (the “Pre-Closing Period”), (i) Company will cause the Target Companies to give to Purchaser’s officers, employees, agents, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, insurance policies, records and senior management of or with respect to the Target Companies and will furnish to Purchaser and such Persons as Purchaser will designate to Company such information as Purchaser or such Persons may at any time and from time to time reasonably request and (ii) Purchaser will cause the Purchaser Companies to give to the Company’s officers, employees, agents, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, insurance policies, records and senior management of or with respect to the Purchaser Companies and will furnish to the Company and such Persons as the Company will designate to Purchaser such information as the Company or such Persons may at any time and from time to time reasonably request; provided that no such access or request will interfere with the business operations of any Target Company or Purchaser Company, respectively.

(b) During the Pre-Closing Period, the Parties shall use commercially reasonable efforts to complete any ongoing due diligence of the other Parties hereto in an expeditious manner and as soon as reasonably possible.

         Section 5.2 Third-Party Consents.

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(a) During the Pre-Closing Period, Company will, and will cause each other Target Company to, use its commercially reasonable efforts, and Purchaser will cooperate with the Target Companies, to obtain all necessary third-party consents to the consummation of the Transactions under or with respect to the contracts, agreements, leases, Permits and other instruments enumerated in Schedule 5.2(a) (“Material Company Consents”); provided, however, that no Target Company will be required to make, or obligate itself to make, any payment to any third-party in order to obtain any Material Company Consent unless Purchaser agrees to pay or reimburse such Target Company prior to the Closing for any such payment.

(b) During the Pre-Closing Period, Purchaser will, and will cause each other Purchaser Company to, use its commercially reasonable efforts, and Company will cooperate with the Purchaser Companies, to obtain all necessary third-party consents to the consummation of the Transactions under or with respect to the contracts, agreements, leases, Permits and other instruments enumerated in Schedule 5.2(b) (“Material Purchaser Consents”); provided, however, that no Purchaser Company will be required to make, or obligate itself to make, any payment to any third-party in order to obtain any Material Purchaser Consent unless the Company agrees to pay or reimburse such Purchaser Company prior to the Closing for any such payment.

         Section 5.3 Operation of the Businesses.

(a) During the Pre-Closing Period: (i) except (x) as required or otherwise contemplated under this Agreement, (y) with the written consent of Company (not to be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 5.3 of the Purchaser Disclosure Schedule, Purchaser shall ensure that each of the Purchaser Companies conducts its business and operations (A) in the ordinary course and in substantially the same manner as previously conducted and (B) use commercially reasonable efforts to maintain compliance with all applicable Laws and the requirements of all Purchaser Material Contracts; and (ii) Purchaser shall promptly notify Company of (A) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Proceeding commenced, or, to Purchaser’s Knowledge threatened, relating to or involving or otherwise affecting any of the Purchaser Companies that relates to the transactions contemplated by this Agreement.  Purchaser shall use commercially reasonable efforts to preserve intact the components of the Purchaser Companies’ current business organization, including keeping available the services of current officers, employees and consultants, and use all reasonable efforts to maintain relations and goodwill with their respective suppliers, distributors, manufacturers, customers and other business associates and Governmental Authorities.

(b) Without limiting the generality of Section 5.3(a), during the Pre-Closing Period, except (x) as required or otherwise contemplated under this Agreement, (y) with the written consent of Company (not to be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 5.3 of the Purchaser Disclosure Schedule, Purchaser shall not, and shall not permit any of the other Purchaser Companies to:

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                                   (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Purchaser’s capital stock, or purchase or repurchase, redeem or otherwise acquire any shares of Purchaser’s capital stock, other than (A) dividends or distributions between or among any of the Purchaser Companies to the extent consistent with past practices, (B) acquisitions by Purchaser of Purchaser’s Stock in connection with the surrender by holders of stock options in Purchaser in order to pay the exercise price of such stock options, (C) the withholding of Purchaser’s Stock to satisfy Tax obligations with respect to awards granted pursuant to Purchaser’s equity incentive plan and (D) the acquisition by the Purchaser of stock options in Purchaser in accordance with the terms thereof in effect as of the date of this Agreement in connection with the forfeiture of such awards;

                                 (ii) split, combine or reclassify its outstanding shares of capital stock or enter into any agreement with respect to voting of any of its capital stock or any securities convertible into or exchangeable for such capital stock;

                                 (iii) (A) except as required by applicable Law, (1) increase the compensation payable or that could become payable by any Purchaser Company to directors, officers or employees, (2) enter into or amend in any material respect, any existing employment, severance, retention or change in control agreement with any of its past or present officers or employees, (3) promote any officers or employees, except in connection with Purchaser’s regular compensation review cycle or as the result of the termination or resignation of any officer or employee, or (4) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Purchaser Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Purchaser Benefit Plan if it were in existence as of the date of this Agreement, or make any contribution to any Purchaser Benefit Plan, other than contributions required by applicable Law, the terms of such Purchaser Benefit Plans as in effect on the date hereof, or (B) pay or enter into a contract to pay any “stay bonus,” “closing bonus” or any other bonus or compensation in connection with the execution and delivery of this Agreement or the transactions contemplated hereby;

                             (iv) make any widespread communication with the employees of the Purchaser Companies or make any commitments to any employees regarding the compensation, benefits or other treatment they will receive in connection with the Merger, unless any such communications are consistent in all respects with prior directives or documentation approved by Company (in which case, the Purchaser Companies shall provide Company with prior notice of and the opportunity to review and comment upon any such written or other formal or group communications);

                           (v) amend, modify or waive any provision of or permit the adoption of any amendment to its Governing Documents;

                           (vi) form any Subsidiary, acquire any equity interest or other interest in any other entity or enter into any joint venture, partnership or similar arrangement;

                           (vii) incur any indebtedness for borrowed money or issue any debt securities or other rights to acquire debt securities of Purchaser or any Purchaser Company or assume, guarantee or endorse, as an accommodation or otherwise, the obligations of any other Person, in the case of any of the foregoing, involving an aggregate principal amount or potential

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guaranteed amount in excess of $100,000 individually or $250,000 in the aggregate, or otherwise incur or modify any material indebtedness or liability;

                          (viii) pre-pay any long-term debt or accelerate or delay any material payments or the collection of payment due to Purchaser, except in the ordinary course of business consistent with past practice;

                          (ix) make any capital expenditure in excess of $250,000 individually or $500,000 in the aggregate;

                          (x) (A) other than in the ordinary course of business, acquire, lease, license or sublicense any material right or other asset, including Intellectual Property Rights, from any other Person, (B) sell or otherwise dispose of, or lease, license or sublicense, any right or other asset, including with respect to Intellectual Property, to any other Person, except sales of products and granting of non-exclusive licenses in the ordinary course of business consistent with past practice or (C) waive or relinquish, abandon, allow to lapse or encumber (except for any Permitted Purchaser Liens) any material right or asset, including with respect to material Intellectual Property (except for any patents having lapsed or expired at the end of their statutory term);

                           (xi) lend money or make capital contributions to, or make investments in, any Person, except in each case in the ordinary course of business;

                          (xii) enter into, modify, amend or terminate any Purchaser Material Contract or waive, release or assign any rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would be reasonably expected to (A) result in a Purchaser Material Adverse Effect; or (B) limit or restrict the Surviving Company, any Affiliate of the Surviving Company or any of their successors and assigns from engaging or competing in any line of business or in any geographical area;

                           (xiii) except to the extent required by applicable Law, make or change any material Tax election, settle or compromise any material Tax liability, claim or assessment, change any annual Tax accounting period, change or consent to any change in any Tax accounting method, file any amended material Tax Return, enter into any closing agreement, surrender any right to claim a material Tax refund, waive or extend or consent to any extension or waiver of the statute of limitations period applicable to any material Taxes, Tax claim or assessment, or incur any material liability for Tax outside the ordinary course of business;

                           (xiv) hire or terminate any employee or independent contractor outside of the ordinary course of business or with annual aggregate compensation in excess of $100,000;

                           (xv) commence or settle any Proceeding, except with respect to routine matters in the ordinary course of business;

                           (xvi) change any of its methods of accounting or accounting practices in any material respect unless required by GAAP or applicable Law; or

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                           (xvii) agree or commit to take any of the actions described in clauses (i) through (xvi) of this Section 5.3(b).

                           (xviii) Notwithstanding the foregoing, nothing contained herein shall give to Company, directly or indirectly, rights to control or direct the operations of the Purchaser Companies prior to the Effective Time.

(c) During the Pre-Closing Period: (i) except (x) as required or otherwise contemplated under this Agreement, (y) with the written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 5.3 of the Company Disclosure Schedule, Company shall ensure that each of the Target Companies conducts its business and operations (A) in the ordinary course and in substantially the same manner as previously conducted and (B) use commercially reasonable efforts to maintain compliance with all applicable Laws and the requirements of all Company Material Contracts; and (ii) Company shall promptly notify Purchaser of (A) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Proceeding commenced, or, to Company’s Knowledge threatened, relating to or involving or otherwise affecting any of the Target Companies that relates to the transactions contemplated by this Agreement.  Company shall use commercially reasonable efforts to preserve intact the components of the Target Companies’ current business organization, including keeping available the services of current officers, employees and consultants, and use all reasonable efforts to maintain relations and goodwill with their respective suppliers, distributors, manufacturers, customers and other business associates and Governmental Authorities.

           Section 5.4 Actions Outside the Ordinary Course.

(a) During the Pre-Closing Period, the Company will not take any action, and Company will cause each of the other Target Companies to refrain from taking any action outside the Company’s or any other Target Company’s ordinary course of business or in a manner inconsistent with past practices.

(b) During the Pre-Closing Period, the Purchaser will not take any action, and Purchaser will cause each of the other Purchaser Companies to refrain from taking any action outside the Purchaser’s or any other Purchaser Company’s ordinary course of business or in a manner inconsistent with past practices.

          Section 5.5 Exclusivity.  During the Pre-Closing Period, Purchaser will not solicit, initiate or engage in discussions with, or enter into any legally binding written agreement with, any Person (other than Company and its Affiliates and agents) concerning any Acquisition Proposal.  Purchaser shall immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any persons other than Company with respect to any Acquisition Proposal.  Purchaser will promptly (and in any event, within two (2) Business Days) advise Company following receipt of any Acquisition Proposal (or any indication by any Person that it is considering making an Acquisition Proposal)

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and will keep Company apprised of any related developments, discussions, and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis.

         Section 5.6 Company Disclosure Schedule.

(a) All representations and warranties of Company in this Agreement or any other Transaction Document are made subject to and modified by the exceptions noted in the schedules delivered by Company to Purchaser concurrently herewith and identified as the “Company Disclosure Schedule,” as it may be modified from time to time pursuant to Section 5.6(b).  A disclosure made by Company in any Section of the Company Disclosure Schedule (or subparts thereof) that reasonably informs Purchaser of information with respect to another Section of this Agreement, any other Transaction Document or the Company Disclosure Schedule (or subparts thereof) in order to avoid a misrepresentation thereunder will be deemed, for all purposes of this Agreement and the other Transaction Documents, to have been made with respect to all such other Sections of this Agreement, the other Transaction Documents and the Company Disclosure Schedule (or subparts thereof), notwithstanding any cross-references (which are included solely as a matter of convenience) or lack of a Schedule reference in any representation or warranty.  Information reflected in the Company Disclosure Schedule is not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule.  Such additional information is set forth for informational purposes and does not necessarily include other matters of a similar nature.  Disclosure of such additional information will not be deemed to constitute an acknowledgment that such information is required to be disclosed, and disclosure of such information will not be deemed to enlarge or enhance any of the representations or warranties in this Agreement or otherwise alter in any way the terms of this Agreement.  Inclusion of information in the Company Disclosure Schedule will not be construed as an admission that such information is material to the business, assets, liabilities, financial position, operations or results of operations of any Target Company.

(b) If necessary, on a periodic basis between the date hereof and the Closing Date, Company may supplement or amend the Company Disclosure Schedule and deliver such supplemented or amended Company Disclosure Schedule to Purchaser with respect to any fact, occurrence, event, effect, change, circumstance or development.  If (i) any such supplement or amendment gives Purchaser a right to terminate this Agreement pursuant to Article VIII and Purchaser elects to waive its right to terminate this Agreement and consummate the Transactions or (ii) any such supplement or amendment does not give Purchaser a right to terminate this Agreement pursuant to Article VIII, then such supplement or amendment will be deemed to have amended the Company Disclosure Schedule, to have modified the representations and warranties contained in Article III and to have cured any misrepresentation or any inaccuracy or breach of any representation or warranty that otherwise might have existed hereunder by reason of the fact, occurrence, event, effect, change, circumstance or development (and Company will have no liability to Purchaser with respect to such fact, occurrence, event, effect, change, circumstance or development).

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         Section 5.7 Purchaser Disclosure Schedule.

(a) All representations and warranties of Purchaser in this Agreement or any other Transaction Document are made subject to and modified by the exceptions noted in the schedules delivered by Company to Purchaser concurrently herewith and identified as the “Purchaser Disclosure Schedule,” as it may be modified from time to time pursuant to Section 5.7(b).  A disclosure made by Purchaser in any Section of the Purchaser Disclosure Schedule (or subparts thereof) that reasonably informs Company of information with respect to another Section of this Agreement, any other Transaction Document or the Purchaser Disclosure Schedule (or subparts thereof) in order to avoid a misrepresentation thereunder will be deemed, for all purposes of this Agreement and the other Transaction Documents, to have been made with respect to all such other Sections of this Agreement, the other Transaction Documents and the Purchaser Disclosure Schedule (or subparts thereof), notwithstanding any cross-references (which are included solely as a matter of convenience) or lack of a Schedule reference in any representation or warranty.  Information reflected in the Purchaser Disclosure Schedule is not necessarily limited to matters required by this Agreement to be reflected in the Purchaser Disclosure Schedule.  Such additional information is set forth for informational purposes and does not necessarily include other matters of a similar nature.  Disclosure of such additional information will not be deemed to constitute an acknowledgment that such information is required to be disclosed, and disclosure of such information will not be deemed to enlarge or enhance any of the representations or warranties in this Agreement or otherwise alter in any way the terms of this Agreement.  Inclusion of information in the Purchaser Disclosure Schedule will not be construed as an admission that such information is material to the business, assets, liabilities, financial position, operations or results of operations of any Purchaser Company.

(b) If necessary, on a periodic basis between the date hereof and the Closing Date, Purchaser may supplement or amend the Purchaser Disclosure Schedule and deliver such supplemented or amended Purchaser Disclosure Schedule to Company with respect to any fact, occurrence, event, effect, change, circumstance or development.  If (i) any such supplement or amendment gives Company a right to terminate this Agreement pursuant to Article VIII and Company elects to waive its right to terminate this Agreement and consummate the Transactions or (ii) any such supplement or amendment does not give Company a right to terminate this Agreement pursuant to Article VIII, then such supplement or amendment will be deemed to have amended the Purchaser Disclosure Schedule, to have modified the representations and warranties contained in Article IV and to have cured any misrepresentation or any inaccuracy or breach of any representation or warranty that otherwise might have existed hereunder by reason of the fact, occurrence, event, effect, change, circumstance or development (and Purchaser will have no liability to Company with respect to such fact, occurrence, event, effect, change, circumstance or development).

         Section 5.8 Confidentiality Agreement.  Each of Purchaser and Company agrees to be bound by and comply with the terms and provisions of that certain Confidentiality, Non-

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Disclosure, and Non-Use Agreement dated as of July 25, 2017 by and between Purchaser and Company (the “Confidentiality Agreement”).  The Confidentiality Agreement is hereby incorporated into this Agreement by reference and made a part of this Agreement and will survive the execution of this Agreement notwithstanding the terms thereof.  If a conflict arises between the provisions of this Agreement and the provisions of the Confidentiality Agreement, then the provisions of the Confidentiality Agreement will control.  The provisions of this Section 5.8 will terminate upon the Closing or, if this Agreement is terminated pursuant to Article VIII, then the date that is two (2) years after the valid termination of this Agreement.

        Section 5.9 Lockup Agreements.  During the Pre-Closing Period, Purchaser shall use commercially reasonable efforts to obtain the Purchaser Lockup Agreements.  During the Pre-Closing Period, the Company shall use commercially reasonable efforts to obtain the Company Lockup Agreements.

         Section 5.10 Transfer of Permits.

(a) If any Permit of any Target Company must be reissued to any Person on account of the Transactions in order to operate such Target Company’s business following the Closing, then each of Purchaser and Merger Sub will use its commercially reasonable efforts to obtain such Permit; provided, however, that no Target Company will be required to make any payment prior to the Closing to any third-party with respect to Purchaser’s or Merger Sub’s efforts to obtain any Permit unless Purchaser agrees to pay or reimburse such Target Company prior to the Closing for any such payment.

(b) If any Permit of any Purchaser Company must be reissued to any Person on account of the Transactions in order to operate such Purchaser Company’s business following the Closing, then each of Purchaser and Merger Sub will use its commercially reasonable efforts to obtain such Permit.

         Section 5.11 Officers’ and Directors’ Liability.  Without limiting any additional rights that any Person may have under the Governing Documents as in effect on the date of this Agreement, from the Effective Time through the sixth (6th) anniversary of the Closing Date, Purchaser and Surviving Company will indemnify and hold harmless each current (as of immediately prior to the Effective Time) and each former director, manager, officer, employee or agent of any Target Company (each, an “Indemnified Employee”) from and against any and all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Person in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Employee is or was a director, manager, officer, employee or agent of any Target Company at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by Law.  In the event of any such Proceeding, each such Indemnified Employee will be entitled to advancement of expenses incurred in the defense of such Proceeding from Purchaser and Surviving Company to the fullest extent permitted by Law.  For a period of six (6) years after the Closing Date, Purchaser will cause the Target Companies to provide officers’ and directors’ and executive liability insurance covering each Indemnified Employee, and all present or former directors, managers, officers,

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employees, agents, or trustees of any Company Benefit Plan, in each case who are currently covered by any Target Company’ officers’ and directors’ liability insurance, on terms no less favorable in terms of coverage and amount than the officers’ and directors’ liability insurance currently maintained in effect by such Target Company.  For a period of six (6) years after the Closing Date, Purchaser will cause the Target Companies to maintain on terms no less favorable than the current terms, and to honor in accordance with such terms, the provisions of the Governing Documents of the Target Companies as in effect on the date hereof with respect to exculpation and indemnification of Indemnified Employees (including provisions relating to contributions, advancement of expenses and the like), it being the intent of the Parties that the Indemnified Employees will continue to be entitled to such exculpation, indemnification, and advancement of expense to the fullest extent of the Law.  The provisions of this Section 5.11 are (a) intended to be for the benefit of, and will be enforceable by, each Person entitled to indemnification under this Section 5.11, and each such Person’s heirs, legatees, representatives, successors, and assigns (and the Parties expressly agree that such Persons will be third-party beneficiaries of this Section 5.11), (b) will survive the consummation of a transaction involving the merger, consolidation or other reorganization of any Target Company and continue in full force and effect and binding against the survivor of any such transaction or successor to any such Target Company, and (c) in addition to, and not in substitution for, any other rights to indemnification that any such Person may have by contract or otherwise.  Effective upon the Closing, Purchaser hereby waives and releases, on behalf of itself and the Target Companies, any claims that any Target Company currently has or, in the future, may have against each Equityholder or any of such Equityholder’s partners, directors, officers, managers, employees or representatives for any of such Person’s actions or omissions in his, her or its capacities as officers, directors or managers of any Target Company.  Effective upon the Closing, each of Purchaser and Company, on behalf of itself and its past, present or future successors, assigns, employees, agents, equityholders, partners, Affiliates and representatives (including their past, present or future officers and directors) (collectively, the “Releasors”) hereby irrevocably and unconditionally releases, waives, acquits and forever discharges each Equityholder and each Indemnified Employee at or prior to the Closing, of and from any and all actions, suits, claims, causes of action, damages, accounts, liabilities and obligations (including attorneys’ fees) held by any Releasor, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, to the extent arising out of or relating to Equityholders’ ownership of Company or such Indemnified Employee’s service as a manager or officer of Company, except for any of the foregoing set forth in, pursuant to, or arising out of this Agreement or the Transactions.  In the event Purchaser, Company or any of their respective successors or assigns (x) consolidates with or merges into any other Person and will not be the continuing or Surviving Company or entity in such consolidation or merger or (y) transfers all or at least a majority of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of Purchaser or Company, as the case may be, will assume all of the obligations set forth in this Section 5.11.

           Section 5.12 Letters of Credit.  At or prior to the Closing, to the extent requested by Company or the issuers of the Target Companies’ existing letters of credit, sureties and performance bonds, Purchaser will provide all cash collateral and other credit enhancements so requested to ensure such letters of credit, sureties and performance bonds remain outstanding after the Closing, or provide replacement letters of credit, sureties, performance bonds or other credit enhancements acceptable to the beneficiaries thereof (including “back to back” letters of

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credit).  Purchaser will pay all fees and expenses in connection therewith.  Company will use, and will cause the other Target Companies to use, commercially reasonable efforts to assist and cooperate with Purchaser in connection with Purchaser’s obligations under this Section 5.12; provided, however, that no Target Company will be required to compensate or make any concession to any third-party or otherwise incur any out-of-pocket cost in connection therewith unless Purchaser agrees to pay or reimburse such Target Company prior to the Closing for any such payment.  To the extent any Equityholders or any of their respective Affiliates have provided any guarantees of the Company’s Indebtedness, Purchaser will provide all guarantees or other credit enhancements necessary to secure complete releases of such guarantees at or prior to the Closing.

           Section 5.13 Independent Investigation.  Subject to Section 5.1(b), each of the Parties acknowledges and covenants and agrees: (a) that it and its representatives and Affiliates have undertaken their own independent investigation, examination, analysis and verification of the other Party and the business, assets, liabilities, customers, suppliers, officers, employees, personnel, contracts, condition (financial and otherwise), cash flow, operations and prospects of the other Party, including each Party’s own estimate of the value of the business of the other Party; (b) that it has had the opportunity to visit with the other Party and meet with their respective representatives and Affiliates to discuss the business and the assets, liabilities, customers, suppliers, officers, employees, personnel, contracts, condition (financial and otherwise), cash flow, operations and prospects of the other Party; (c) that all materials and information requested by any Party have been provided to such Party to such Party’s satisfaction; and (d) that it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the other Party) as the Party deems adequate, including that described above.  In connection with such investigation and any ongoing investigation pursuant to Section 5.1(b), each Party and their respective representatives and Affiliates have received from or on behalf of the other Party and its Affiliates certain estimates, budgets, forecasts, plans, projections and statements (“Forward-Looking Statements”), and each Party acknowledges that (i) there are uncertainties inherent in making Forward-Looking Statements and (ii) it is familiar with such uncertainties and it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements so furnished to it and its representatives (including the reasonableness of the assumptions underlying any Forward-Looking Statements where such assumptions are explicitly disclosed).  Each of the Parties acknowledges and agrees that any documents that are, were, or will be prior to the Effective Time available for its review in connection with its due diligence investigation will be deemed to have been made available to, and received by, such Party for all purposes if such documents were posted and made available to such Party in the Company Data Room and Purchaser Data Room on the date that is one (1) day prior to the date of this Agreement or were otherwise delivered to such Party or its representatives by in person, email, United States mail or courier.

          Section 5.14 Governmental Consents.

(a) On the terms and subject to the conditions set forth in this Agreement, during the Pre-Closing Period, each of Purchaser, Merger Sub and Company will use its reasonable best efforts to (i) make promptly any required submissions and filings under applicable Antitrust Laws with respect to the Transactions, (ii) promptly furnish information required in connection with such submissions and filing under

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such Antitrust Laws, (iii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings under Antitrust Laws, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under Antitrust Laws, and (D) the nature and status of any objections raised or proposed or threatened to be raised under Antitrust Laws with respect to the Transactions, and (iv) obtain all actions or non-actions, approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third-party necessary, proper or advisable under applicable Antitrust Laws to consummate the Transactions as soon as practicable.

(b) During the Pre-Closing Period, each of Purchaser, Merger Sub and Company agrees to make available to the other’s counsel such information as each of them may reasonably request, and as may be appropriate under applicable Antitrust Laws relative to its business, assets and property as may be required of each of them to file any additional information requested by Governmental Authorities pursuant to Antitrust Laws.

           Section 5.15 Preparation of Proxy Statement and Registrations Statements on Form S-4.

(a) As soon as reasonably practicable following the date of this Agreement, the Purchaser, in consultation with the Company, shall prepare and file with the SEC a single document that will constitute a proxy statement (the “Proxy Statement”) relating to the special meeting of the stockholders of the Purchaser (the “Purchaser Stockholder Meeting”) to be held to consider an amendment to the Purchaser’s articles of incorporation (the “Amendment to the Articles”) to increase the number shares of Purchaser’s Stock authorized for issuance in an amount sufficient to consummate the Merger, the Purchaser’s Rights Offering, the Purchaser’s Equity Incentive Plan, and the other transactions contemplated by the Transaction Documents (the “Amendment Proposal”), and a Registration Statement on Form S-4 (or other suitable form in the event that Form S-4 is unavailable) relating to the registration under the Securities Act of the shares of Purchaser’s Stock to be issued in the Merger and the transactions contemplated thereby (the “Merger Registration Statement”).

(b) As soon as reasonably practicable following the date of this Agreement, the Purchaser, in consultation with the Company, shall prepare and file with the SEC a Registration Statement on Form S-3 (or other suitable form in the event that Form S-3 is unavailable) relating to the registration under the Securities Act of the shares of Purchaser’s Stock to be issued in the Purchaser’s Rights Offering and the transactions contemplated thereby (the “Rights Offering Registration Statement,” and together with the Merger Registration Statement, the “Registration Statements”).

(c) The Purchaser shall ensure the Proxy Statement and Registration Statements include all information required under applicable Law to be furnished to the Purchaser’s

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Stockholders in connection with the Amendment Proposal, the Purchaser’s Rights Offering, and the transactions contemplated by the Transaction Documents, and complies as to form and substance in all material respects with applicable Law, and, without limiting the generality of the foregoing, that the Proxy Statement and the Registration Statements (including with respect to any information incorporated therein by reference) will not contain any misrepresentation (other than in each case with respect to any information furnished by the Purchaser) and will provide the Purchaser’s Stockholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Purchaser’s Stockholders Meeting, the Merger, the Purchaser’s Rights Offering, and the transactions contemplated by the Transaction Documents.

(d) The Purchaser and the Company each shall furnish all information concerning itself as the other party may reasonably request in connection with the preparation of the Proxy Statement and the Registration Statements.

(e) The Purchaser shall use its commercially reasonable efforts to get clearance for the Proxy Statement by the SEC as soon as is practicable following the filing of the Registration Statements with the SEC and, the Purchaser shall use commercially reasonable efforts to cause the Registration Statements to become effective as promptly as practicable (the date of effectiveness being the “Registration Statement Effective Date”).

(f) The Purchaser shall as soon as reasonably practicable (i) notify the Company of the receipt of any comments from the SEC with respect to the Proxy Statement and the Registration Statements and any request by the SEC for any amendment to the Proxy Statement and the Registration Statements or for additional information and (ii) provide the Company with copies of all correspondence between the Purchaser and its representatives, on the one hand, and the SEC, on the other hand, with respect to the Registration Statements.  The Purchaser shall use its reasonable best efforts to keep the Registration Statements effective for so long as necessary to complete the Merger, the Purchaser’s Rights Offering, and the transactions contemplated by the Transaction Documents.  The Purchaser shall notify the Company promptly of the time when the Registration Statements have become effective or any supplement or amendment to the Registration Statements have been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Purchaser’s Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

(g) As promptly as practicable after the Registration Statement Effective Date, the Proxy Statement and associated proxy materials (collectively, the “Proxy Materials”) shall be mailed to the Purchaser’s Stockholders.

(h) The Company and the Purchaser will each promptly notify the other if at any time before the Registration Statement Effective Date it becomes aware that the Proxy Statement, the Registration Statements or any other document referred to in this Section 5.15 contains any misrepresentation or otherwise requires any amendment or supplement and promptly deliver written notice to the other Party setting out full

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particulars thereof.  The Purchaser shall take all steps necessary to amend or supplement the Registration Statements, as applicable, and to cause the Registration Statements, as so amended or supplemented, to be filed with the SEC and disseminated to the Purchaser’s Stockholders, in each case as and to the extent required by applicable Law.

(i) The Purchaser and the Company will cooperate in the preparation, filing and mailing of the Proxy Statement.  The Purchaser will provide the Company and legal counsel to the Company with a reasonable opportunity to review and comment on drafts of the Registration Statements and other documents filed with the SEC in connection with the Merger, and the Purchaser will give reasonable consideration to such comments.

          Section 5.16 Purchaser Stockholder Approval.  As of the date of this Agreement, the Purchaser’s Board has adopted resolutions approving the Amendment Proposal. As soon as practicable following the Registration Statement Effective Date, the Purchaser shall give notice (the “Stockholder Meeting Notice”) to the Purchaser’s Stockholders for the purpose of approving the Amendment Proposal and the Amendment to the Articles, and any other action required to be approved by the Purchaser’s Stockholders in connection with the Merger and the transactions contemplated by the Transaction Documents.  The Purchaser and the Company shall cooperate with each other to cause the Purchaser Stockholder Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the Purchaser’s Stockholders.  The Purchaser shall take all action in accordance with the federal securities laws, the NCC, and Purchaser’s Articles of Incorporation and Bylaws necessary to duly call, give notice of, convene and hold the Purchaser’s Stockholder Meeting on the earliest practicable date.  The Purchaser’s Board will use all reasonable best efforts to (a) recommend to the Purchaser’s Stockholders that they adopt the Amendment Proposal, (b) include such recommendation in the Proxy Statement and (c) obtain a vote from the Purchaser’s Stockholders approving the Amendment Proposal and the Amendment to the Articles.

           Section 5.17 Rights Offering.  Following the Registration Statement Effective Date, and at or before one (1) week prior to the Effective Time, the Purchaser shall commence the Purchaser’s Rights Offering.  The Purchaser’s Rights Offering shall remain open for the Purchaser’s Stockholders for a period of ninety (90) days after launch of the Purchaser’s Rights Offering (which, for the avoidance of doubt, could include a period of time after the closing of the Merger).

           Section 5.18 Pre-Closing Covenants.  During the Pre-Closing Period, each of the Parties will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions as soon as practicable.  During the Pre-Closing Period, none of the Parties will intentionally perform any act that, if performed, or intentionally omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of this Agreement by any Party or that would result in any representation or warranty herein contained of such Party being untrue in any material respect as if originally made on and as of the Closing Date, other than changes arising in the ordinary course of business that would not have a Company Material Adverse Effect or Purchaser Material Adverse Effect.

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         Section 5.19 Further Assurances.  The Parties will execute such further documents, and perform such further acts, as may be necessary to comply with the terms of this Agreement and consummate the Transactions.

          Section 5.20 Limitation on Company Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article III (WHICH, FOR THE AVOIDANCE OF DOUBT, ARE QUALIFIED BY ANY RELATED ITEM IN THE COMPANY DISCLOSURE SCHEDULE), (A) COMPANY IS NOT MAKING AND WILL NOT BE DEEMED TO HAVE MADE, AND NEITHER COMPANY NOR ANY EQUITYHOLDER (OR ANY OTHER PERSON) WILL HAVE OR BE SUBJECT TO ANY LIABILITY (INCLUDING ANY CLAIM BASED UPON FRAUDULENT INDUCEMENT) ARISING OUT OF, RELATING TO OR RESULTING FROM, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, COMMON LAW OR STATUTORY, EXPRESS OR IMPLIED (INCLUDING WITH RESPECT TO NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), AS TO THE ACCURACY OR COMPLETENESS OF, OR THE DISTRIBUTION TO, OR USE BY, ANY PURCHASER COMPANY, OF, ANY ADVICE, DOCUMENT, OR OTHER INFORMATION REGARDING THE UNITS, ANY TARGET COMPANY OR THE BUSINESS, FINANCIAL CONDITION AND ASSETS (INCLUDING THE CONDITION, VALUE, QUALITY OR SUITABILITY OF ANY ASSETS) OR LIABILITIES OF ANY TARGET COMPANY, INCLUDING FORWARD-LOOKING STATEMENTS (ANY OF THE FOREGOING, A “COMPANY EXTRA-CONTRACTUAL STATEMENT”).  PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER IS ACQUIRING THE TARGET COMPANIES AND THEIR ASSETS AND THE UNITS ON AN “AS IS, WHERE IS” BASIS.  PURCHASER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN Article III, NONE OF ANY EQUITYHOLDER OR ANY TARGET COMPANY HAVE MADE, AND EACH TARGET COMPANY HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND PURCHASER AND EACH PURCHASER COMPANY HEREBY EXPRESSLY WAIVES AND IS NOT RELYING ON, ANY COMPANY EXTRA-CONTRACTUAL STATEMENT (INCLUDING ANY EXPRESS OR IMPLIED WARRANTY RELATING TO THE UNITS OR ANY ASSET (TANGIBLE, INTANGIBLE OR MIXED) OF ANY TARGET COMPANY, INCLUDING IMPLIED WARRANTIES OF FITNESS, NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND PURCHASER AND EACH PURCHASER COMPANY HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY COMPANY EXTRA-CONTRACTUAL STATEMENT HERETOFORE FURNISHED OR MADE AVAILABLE TO PURCHASER OR ANY PURCHASER COMPANY BY OR ON BEHALF OF ANY EQUITYHOLDER OR ANY TARGET COMPANY (IT BEING INTENDED THAT NO SUCH PRIOR COMPANY EXTRA-CONTRACTUAL STATEMENT WILL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT).

          Section 5.21 Limitation on Purchaser Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article IV (WHICH, FOR THE AVOIDANCE OF DOUBT, ARE QUALIFIED BY ANY RELATED

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ITEM IN THE PURCHASER DISCLOSURE SCHEDULE), (A) PURCHASER IS NOT MAKING AND WILL NOT BE DEEMED TO HAVE MADE, AND PURCHASER (OR ANY OTHER PERSON) WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY (INCLUDING ANY CLAIM BASED UPON FRAUDULENT INDUCEMENT) ARISING OUT OF, RELATING TO OR RESULTING FROM, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, COMMON LAW OR STATUTORY, EXPRESS OR IMPLIED (INCLUDING WITH RESPECT TO NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), AS TO THE ACCURACY OR COMPLETENESS OF, OR THE DISTRIBUTION TO, OR USE BY, ANY TARGET COMPANY, OF, ANY ADVICE, DOCUMENT, OR OTHER INFORMATION REGARDING THE SHARES OF PURCHASER’S STOCK, ANY PURCHASER COMPANY OR THE BUSINESS, FINANCIAL CONDITION AND ASSETS (INCLUDING THE CONDITION, VALUE, QUALITY OR SUITABILITY OF ANY ASSETS) OR LIABILITIES OF ANY PURCHASER COMPANY, INCLUDING FORWARD-LOOKING STATEMENTS (ANY OF THE FOREGOING, A “PURCHASER EXTRA-CONTRACTUAL STATEMENT”).  THE COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT EACH COMPANY MEMBER IS ACQUIRING THE SHARES OF THE PURCHASER’S STOCK ON AN “AS IS, WHERE IS” BASIS.  PURCHASER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN Article IV, NO PURCHASER COMPANY HAS MADE, AND EACH PURCHASER COMPANY HEREBY EXPRESSLY DISCLAIMS AND NEGATES AND EACH TARGET COMPANY HEREBY EXPRESSLY WAIVES AND IS NOT RELYING ON, ANY PURCHASER EXTRA-CONTRACTUAL STATEMENT (INCLUDING ANY EXPRESS OR IMPLIED WARRANTY RELATING TO THE SHARES OR ANY ASSET (TANGIBLE, INTANGIBLE OR MIXED) OF ANY PURCHASER COMPANY, INCLUDING IMPLIED WARRANTIES OF FITNESS, NON-INFRINGEMENT, MERCHANTABILITY OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND EACH TARGET COMPANY HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY PURCHASER EXTRA-CONTRACTUAL STATEMENT HERETOFORE FURNISHED OR MADE AVAILABLE TO EACH TARGET COMPANY BY OR ON BEHALF OF PURCHASER OR ANY PURCHASER COMPANY (IT BEING INTENDED THAT NO SUCH PRIOR PURCHASER EXTRA-CONTRACTUAL STATEMENT WILL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT).

          Section 5.22 Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement may only be brought against the Persons that are expressly named as Parties to or third-party beneficiaries of this Agreement.  Except to the extent named as a Party to or third-party beneficiary of this Agreement, and then only to the extent of the specific obligations of such Parties set forth in this Agreement, no past, present or future equityholder, member, partner, manager, director, officer, employee, Affiliate, agent or representative of any Party or any Target Company or Purchaser Company will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the Parties or for any claim based upon, arising out of or related to this Agreement.  Without limiting the foregoing, no claim will be brought or maintained by Purchaser against any present or future

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equityholder, member, partner, manager, director, officer, employee, Affiliate, agent or representative of any Party which is not otherwise expressly identified as a Party, and no recourse will be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

         Section 5.23 Post-Closing Insurance.  Following the Effective Time, Purchaser shall maintain policies of insurance covering all Purchaser Companies and Target Companies that cover such risk and events, including personal injury, property damage and general liability, in amounts that are adequate, in light of prevailing industry practices, for its business and operations.

         Section 5.24 Purchaser’s Board of Directors Immediately Post-Closing.  As soon as reasonably practicable following the date of this Agreement, Purchaser shall cause Purchaser’s Stockholders to consider a proposal pursuant to which the size of Purchaser’s Board shall be set at seven (7) members, five (5) of which will be appointed by Company Members and two (2) of which will be appointed by Purchaser’s Stockholders (as determined at the time of such stockholder meeting).  This construction of Purchaser’s Board shall serve until Purchaser’s next annual meeting of the stockholders (unless earlier changed in accordance with Purchaser’s Articles of Incorporation).

ARTICLE VI
CONDITIONS TO CLOSING

         Section 6.1 Conditions to the Company’s Obligations.  The obligation of the Company to consummate the Transactions contemplated by this Agreement is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at the Company’s option, be terminated pursuant to and with the effect set forth in Article VIII:

(a) The representations and warranties of Purchaser and Merger Sub set forth in Article IV will each be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except: (i) to the extent that any representation or warranty is limited by its terms to a specific date or range of dates (in which case such representation and warranty need only be true and correct in all material respects on the date or during the range of dates so specified); (ii) for changes contemplated by this Agreement; and (iii) where the failure of such representation or warranty to be true and correct, as of such dates, would not have a Purchaser Material Adverse Effect;

(b) The Purchaser’s Stockholders shall have approved the Amendment Proposal and the Amendment to the Articles in accordance with Section 5.16, and the Amendment to the Articles shall have been filed with the office of the Nevada Secretary of State;

(c) The Registration Statements shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statements shall

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have been issued, and no proceeding for that purpose shall have been initiated or be threatened by the SEC and not concluded or withdrawn;

(d) The Purchaser shall have commenced the Purchaser’s Rights Offering in accordance with Section 5.17;

(e) The Purchaser shall have provided to the Company evidence, satisfactory in form and substance to the Company, that the Purchaser is not in default on any of its loans or other obligations related to the Crawford Tire Recycling Facility;

(f) Company Members, together with Participating Stockholders, shall collectively hold (or appear reasonably certain to hold by the end of the Purchaser’s Rights Offering) at least eighty percent (80%) of the total shares of Purchaser’s Stock (other than shares of Purchaser’s Stock subject to vesting restrictions), and the Company shall have received evidence, satisfactory in form and substance to the Company, that the Transactions, including the Merger, should qualify as a nontaxable exchange pursuant to Section 351 of the Code;

(g) Purchaser’s Board and Purchaser’s Stockholders have adopted Purchaser’s Equity Incentive Plan with an effective date before or immediately after the Effective Time;

(h) All material obligations of Purchaser and Merger Sub to be performed hereunder, through and including the Closing Date, have been fully performed or complied with in all material respects;

(i) The Company shall have completed due diligence of the Purchaser Companies to the Company’s reasonable satisfaction and not identified any material issue as reasonably determined by the Company.

          Section 6.2 Conditions to the Purchaser’s and Merger Sub’s Obligations.  The obligation of the Purchaser and Merger Sub to consummate the Transactions is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at the Purchaser’s option, be terminated pursuant to and with the effect set forth in Article VIII:

(a) The representations and warranties of Company set forth in Article III will each be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except: (i) to the extent that any representation or warranty is limited by its terms to a specific date or range of dates (in which case such representation and warranty need only be true and correct in all material respects on the date or during the range of dates so specified); (ii) for changes contemplated by this Agreement; and (iii) where the failure of such representation or warranty to be true and correct, as of such dates, would not have a Company Material Adverse Effect;

(b) All material obligations of Company to be performed hereunder through and including the Closing Date will have been fully performed or complied with in all material respects; and

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(c) Purchaser shall have completed due diligence of the Target Companies to Purchaser’s reasonable satisfaction and not identified any material issue as reasonably determined by Purchaser.

        Section 6.3 Joint Conditions to the Parties’ Obligations.  The obligations of the Parties to consummate the Transactions are subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at any Party’s option, be terminated pursuant to and with the effect set forth in Article VIII:

(a) No Law will have been enacted or promulgated by any Governmental Authority that prohibits the consummation of the Transactions; and

(b) There will be no Order of a court of competent jurisdiction in effect precluding consummation of the Transactions.

ARTICLE VII
TAX MATTERS

        Section 7.1 Preparation and Filing of Tax Returns.  Purchaser will prepare, or cause to be prepared, in a manner consistent with the past practices of the Target Companies all Tax Returns of the Target Companies for all Pre-Closing Tax Periods and Straddle Periods that are filed after the Closing Date.

         Section 7.2 Refunds.  Equityholders will be entitled to any Tax refunds or overpayments that are received by Purchaser or any of the Target Companies that arise in Pre-Closing Tax Periods or the pre-closing portion of any Straddle Period.  Purchaser will cause the Target Companies to make all filings and take all actions necessary to secure such refunds or overpayments as promptly as possible and to pay to Equityholders, any such refund or the amount of any such overpayment within fifteen (15) days after the actual receipt of or entitlement to such refund or overpayment.

        Section 7.3 Control of Audit or Tax Litigation.  Purchaser will control any audit or other Proceeding regarding any Taxes relating to Taxes of any Target Company that includes any Pre-Closing Tax Period.

        Section 7.4 Transfer Taxes.  Purchaser will assume liability for and pay all sales, use, transfer, real property transfer, documentary, recording, gains, equity transfer, and similar Taxes and fees, and any deficiency, interest, or penalty asserted with respect thereto (collectively, “Transfer Taxes”), arising out of or in connection with the Transactions.  Purchaser will timely file or cause to be filed all necessary documentation and Tax Returns with respect to such Transfer Taxes.

       Section 7.5 Cooperation.  Purchaser and the Target Companies will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of any Tax Return or claim for refund and any Proceeding with respect to Taxes or Tax Returns of any Target Company.  Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax

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Return or Proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

ARTICLE VIII
TERMINATION

          Section 8.1 General.  The Parties will have the rights and remedies with respect to the termination or enforcement of this Agreement that are set forth in this Article VIII.

          Section 8.2 Right to Terminate.  This Agreement and the Transactions may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 9.3:

(a) by the mutual written consent of Purchaser and Company;

(b) by either Purchaser or Company if the Closing has not occurred at or before 12:00 pm MT time on December 31, 2017; provided, however, that the right to terminate this Agreement under this Section 8.2(b) will not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to such date;

(c) by Purchaser in the event of (i) any material breach by Company of Company’s agreements or covenants contained herein, (ii) the breach by Company of any of Company’s representations or warranties contained herein, except to the extent such breach would not have a Company Material Adverse Effect, and, in each case, the failure of Company to cure such breach within thirty(30) days after receipt of notice from Purchaser requesting such breach to be cured, or (iii) Purchaser identifies any material issue as reasonably determined by Purchaser during its ongoing due diligence of the Target Companies and the failure of Company to remedy such issue within thirty (30) days after receipt of notice from Purchaser requesting such issue be remedied;

(d) by Company in the event of (i) any material breach by Purchaser of Purchaser’s agreements or covenants contained herein, (ii) the breach by Purchaser of any of Purchaser’s representations or warranties contained herein, except to the extent such breach would not have a Purchaser Material Adverse Effect, and, in each case, the failure of Purchaser to cure such breach within thirty (30) days after receipt of notice from Purchaser requesting such breach to be cured, or (iii) Company identifies any material issue as reasonably determined by the Company during its ongoing due diligence of the Purchaser Companies and the failure of Purchaser to remedy such issue within thirty (30) days after receipt of notice from Company requesting such issue be remedied;

(e) by Purchaser or Company if there is then in effect a final, non-appealable Order of a court of competent jurisdiction in effect precluding consummation of the Transactions; provided, however, that the right to terminate this Agreement under this Section 8.2(e) will not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the Order; or

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(f) by Purchaser or the Company in its sole discretion.

       Section 8.3 Remedies Upon Termination.

(a) If this Agreement is terminated pursuant to Section 8.2(f), the terminating party shall pay to the non-terminating party (by wire transfer of immediately available funds), within two (2) Business Days after such termination, an amount equal to $50,000 (the “Termination Fee”).

(b) Subject to the payment of the Termination Fee required by Section 8.3(a), if this Agreement is terminated pursuant to Section 8.2, then each of the Parties will be relieved of their respective duties and obligations under this Agreement to the extent that such duties and obligations would otherwise arise after the date of such termination, except as set forth in Section 8.4, and no Party will have any claim against any other Party, unless the circumstances giving rise to the termination of this Agreement were caused by a Party’s willful breach of a material representation, warranty, agreement or covenant set forth in this Agreement, in which event termination of this Agreement will not be deemed or construed as limiting or denying any legal or equitable right or remedy of the non-breaching Party and any Termination Fee paid pursuant to Section 8.3(a) shall in no way restrict or limit the non-breaching Party’s ability to seek or recover any such legal or equitable right or remedy.  If following the termination of this Agreement any Proceeding is commenced by any Party to pursue any legal or equitable right or remedy against any other Party whose willful breach of a material representation, warranty, agreement or covenant herein results in the termination of this Agreement, then all fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such Proceeding will be reimbursed by the losing party; provided that, if a party to such Proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such Proceeding will award a reimbursement of the fees, costs and expenses incurred by such party on an equitable basis.

         Section 8.4 Certain Other Effects of Termination.  In the event of the termination of this Agreement by either Company or Purchaser as provided in Section 8.2:

(a) each Party, if so requested by any other Party, will return promptly all documents furnished to it by such other Party (or any subsidiary, division, associate or Affiliate of such other Party) in connection with the Transactions, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) that may have been made, and will use commercially reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and

(b) the Confidentiality Agreement will survive termination of this Agreement and will remain in full force and effect in accordance with Section 5.8.

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ARTICLE IX
MISCELLANEOUS

         Section 9.1 Transaction Expenses.  Except as otherwise provided herein, each Party will bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the Transactions, including financial advisors’, attorneys’, accountants’, and other professional fees and expenses in connection with the Transactions contemplated in this Agreement and the other Transaction Documents.

         Section 9.2 Publicity.  At any time prior to the Closing, except as otherwise required by Law or applicable securities exchange rules, press releases and other public announcements concerning the Transactions will be made only with the prior agreement of Company and Purchaser (and in any event, the Parties will use all reasonable efforts to consult and agree with each other with respect to the content of any such required press release or other publicity prior to the Closing).  Following the Closing, except as otherwise required by Law or applicable securities exchange rules or with the written consent of Company and Purchaser, no press releases or other public announcements concerning the Transactions will describe the consideration received by Equityholders in the Merger.

         Section 9.3 Notices.  All notices required or permitted to be given hereunder will be in writing and may be delivered by hand, by facsimile, by electronic transmission in .PDF format or similar format, by nationally recognized private courier, or by United States mail.  Notices delivered by mail will be deemed given three (3) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.  Notices delivered by hand will be deemed delivered when actually delivered.  Notices given by nationally recognized private courier will be deemed delivered on the date delivery is promised by the courier.  Notices given by facsimile or by electronic transmission with a confirmation of transmission by the transmitting equipment will be deemed given on the first (1st) Business Day following transmission; provided, however, that a notice delivered by facsimile or electronic transmission that has not been confirmed or acknowledged (including any response to such transmission) by recipient will only be effective if such notice is also delivered by hand, deposited in the United States mail, postage prepaid, registered or certified mail, or given by nationally recognized private courier on or before two (2) Business Days after its delivery by facsimile or electronic transmission.  All notices will be addressed as follows or to such other respective addresses or addressees as may be designated by notice given in accordance with the provisions of this Section 9.3:

 if to Purchaser or Merger Sub:

 Freestone Resources, Inc.
 101 W. D Ave.
 Ennis, Texas  75119
 Attention: Michael McGhan
 Fax: 972-875-8429
 Email: michaelmcghan@gmail.com

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with a copy (which will not constitute notice) to:

 Burningham Law Group
 2150 South 1300 East, Suite 500, Salt Lake City, Utah  84106
 Attention: Leonard W. Burningham, Esq.
 Fax: 801-990-4235
 Email: lwb@burninglaw.com

 if to Company:

 Dynamis Energy, LLC
 776 E. Riverside Drive, Suite 150
 Eagle, ID 83616
 Attention: Kevin McNulty
 Email: kmcnulty@dynamisenergy.com

 with a copy (which will not constitute notice) to:

 Perkins Coie LLP
 1111 W. Jefferson Street, Suite 500
 Boise, ID 83702
 Attention: Melanie G. Rubocki
 Fax: (208)343-3232
 Email: MRubocki@perkinscoie.com

          Section 9.4 Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement among the Parties and supersede all other prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.  Each exhibit and schedule to this Agreement will be considered incorporated into this Agreement.  Any amendments, or alternative or supplementary provisions, to this Agreement must be made in writing and duly executed by Purchaser and Company.

          Section 9.5 Non-Waiver.  The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by such Party of any breach of any of the terms, covenants or conditions of this Agreement, will not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred.  No waiver will be effective unless it is in writing and signed by Purchaser and Company.

           Section 9.6 Counterparts.  This Agreement may be executed and delivered by each Party in separate counterparts, each of which when so executed and delivered will be deemed an original and all of which taken together will constitute one and the same Agreement.

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         Section 9.7  Delivery by Electronic Transmission.  This Agreement and any other Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, .PDF, or other electronic transmission, will be treated in all manner and respects as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any Party or any party to any such contract, each other Party or party thereto will re-execute original forms thereof and deliver them to all other Parties or parties thereto.  No Party or any party to any such contract will raise the use of a facsimile machine, .PDF, or other electronic transmission to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine, .PDF or other electronic transmission as a defense to the formation of a contract and each such Party forever waives any such defense.

          Section 9.8 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and, for purposes of such jurisdiction, such provision or portion thereof will be struck from the remainder of this Agreement, which will remain in full force and effect.  This Agreement will be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Parties under this Agreement.

           Section 9.9 Applicable Law.  This Agreement and any controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Agreement will be governed by and construed in accordance with the domestic Laws of the State of Idaho, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Idaho or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Idaho.

           Section 9.10 Third-Party Beneficiaries.  This Agreement is solely for the benefit of the Parties and those Persons (or categories of Persons) specifically described herein, and, except as set forth above, no provision of this Agreement will be deemed to confer any remedy, claim or right upon any third-party.

           Section 9.11 Binding Effect; Benefit.  This Agreement will inure to the benefit of and be binding upon the Parties, and their successors and permitted assigns.

           Section 9.12 Assignment.  This Agreement may not be assigned by Purchaser, Merger Sub or Company without the prior written consent of the other Parties.

           Section 9.13 Waiver of Trial by Jury.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (INCLUDING ANY PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT).

           Section 9.14 Consent to Jurisdiction.  THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF IDAHO.  EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY

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PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS BROUGHT BY ANY PARTY OR ITS AFFILIATES AGAINST ANY OTHER PARTY OR ITS AFFILIATES WILL BE BROUGHT AND DETERMINED BY ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF IDAHO.  EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.  EACH OF THE PARTIES AGREES NOT TO COMMENCE ANY PROCEEDING RELATING THERETO EXCEPT IN THE COURTS DESCRIBED ABOVE IN IDAHO, OTHER THAN PROCEEDINGS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY ORDER RENDERED BY ANY SUCH COURT IN IDAHO AS DESCRIBED HEREIN.  EACH OF THE PARTIES FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN WILL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT.  EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, (a) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN IDAHO AS DESCRIBED HEREIN FOR ANY REASON, (b) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (c) THAT (i) THE PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (ii) THE VENUE OF SUCH PROCEEDING IS IMPROPER OR (iii) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

          Section 9.15 Governmental Reporting.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will be construed to mean that a Party or other Person must make or file, or cooperate in the making or filing of, any return or report to any Governmental Authority in any manner that such Person or such Party reasonably believes or reasonably is advised is not in accordance with Law.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date indicated in the first sentence of this Agreement.

PURCHASER:

FREESTONE RESOURCES, INC.

By: /s/ Michael J. McGhan

Name: Michael J. McGhan

Title: CEO

MERGER SUB:

FREESTONE DYNAMIS ACQUISITION, LLC

By: /s/ Michael J. McGhan

Name: Michael J. McGhan

Title: CEO

COMPANY:

DYNAMIS ENERGY, LLC

By: /s/ Kevin McNulty

Name: Kevin McNulty

Title: Chief Executive Officer